                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Wang Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            WANG LABORATORIES, INC.
                                290 CONCORD ROAD
                         BILLERICA, MASSACHUSETTS 01821

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                         ON TUESDAY, NOVEMBER 24, 1998

     The Annual Meeting of Stockholders of Wang Laboratories, Inc. (the "Company") will be held at the Radisson Heritage Hotel, 10 Independence Drive, Chelmsford, Massachusetts on Tuesday, November 24, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

          1. To elect three Class II Directors, each to serve for a three-year term.

          2. To approve the Amendment and Restatement of the Director Stock Option Plan.

          3. To approve an Amended and Restated Certificate of Incorporation which would (i) change the name of the Company from "Wang Laboratories, Inc." to "Wang Global Corporation", (ii) increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 100 million to 200 million, and (iii) eliminate certain obsolete provisions related to restrictions on the transfer of Common Stock.

          4. To approve the issuance of additional shares of Common Stock to Ing. C. Olivetti & Co. S.p.A. ("Olivetti") in connection with the acquisition by the Company of the Services and Solutions Business of Olivetti ("Olsy") on March 17, 1998.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 1, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          ALBERT A. NOTINI
                                          Secretary

Billerica, Massachusetts
October   , 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            WANG LABORATORIES, INC.
                                290 CONCORD ROAD
                         BILLERICA, MASSACHUSETTS 01821

                                PROXY STATEMENT

          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 24, 1998

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wang Laboratories, Inc. (the "Company" or "Wang") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on November 24, 1998, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended June 30, 1998 ("Fiscal 1998") was mailed to stockholders, along with these proxy materials, on
or about October   , 1998.

QUORUM REQUIREMENT

     At the close of business on October 1, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of shares of Common Stock of the Company, 2,875,000 Depositary Shares (the "Depositary Shares") each representing one one-twentieth (1/20) of a share (or a total of 143,750 shares) of 6 1/2% Series B Cumulative Convertible Preferred Stock of the Company ("6 1/2% Preferred Stock") and 90,000 shares of
4 1/2% Series A Cumulative Convertible Preferred Stock ("4 1/2% Preferred Stock"), constituting all of the outstanding voting stock of the Company. This total excludes approximately 13,220 shares of Common Stock held for distribution to creditors by the distribution agent under the Company's reorganization plan dated September 20, 1993 (the "Reorganization Plan") under Chapter 11 of the U.S. Bankruptcy Code, as the Reorganization Plan provides that these shares may not be voted by any party and shall not be considered outstanding for voting purposes until distributed pursuant to the Reorganization Plan. Holders of Common Stock, the 6 1/2% Preferred Stock and the 4 1/2% Preferred Stock are entitled to one vote per share. Each holder of Depositary Shares is entitled to exercise the voting rights relating to the number of shares of 6 1/2% Preferred Stock represented by such Depositary Shares.

     The holders of shares representing a majority of the votes represented by the shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of the Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock is required for the election of Directors. The affirmative vote of the holders of shares representing a majority of the votes represented by the shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock present and entitled to vote at the meeting on the matter is required for the approval of the Amendment and Restatement of the Director Stock Option Plan. The affirmative vote of the holders of shares representing a majority of the votes represented by the shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock present and entitled to vote at the meeting on the matter, excluding the shares currently held by Ing. C. Olivetti & Co. S.p.A. ("Olivetti"), is required for the approval of the issuance of additional shares of Common Stock to Olivetti. The affirmative vote of the holders of shares representing a majority of the votes represented by the holders of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock outstanding on the record date is required for approval of the Amended and Restated Certificate of Incorporation.

     Shares which abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares represented and entitled to vote on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter (except with respect to the election of directors as to which abstentions have no effect). Shares held in street name by brokers and nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and also will not be counted as shares represented and entitled to vote on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of the holders of shares representing a certain percentage of the votes represented by the shares present and entitled to vote on a matter, such as the matters presented at this Annual Meeting, has no effect on the voting on such matter. However, because shares represented by "broker non-votes" are considered outstanding shares, "broker non-votes" with respect to a matter that requires the affirmative vote of a certain percentage of the outstanding shares (such as approval of the Amended and Restated Certificate of Incorporation) will have the same effect as a vote against the matter.

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock as of August 31, 1998 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of either the common or any preferred class of the Company's stock, (ii) by each Director and nominee for Director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Named Executives"), and
(iv) by all current Directors and executive officers as a group.

                                         COMMON STOCK               6 1/2% PREFERRED STOCK            4 1/2% PREFERRED STOCK
                                 ----------------------------   -------------------------------   -------------------------------
                                  NUMBER OF     PERCENTAGE OF    NUMBER OF      PERCENTAGE OF      NUMBER OF      PERCENTAGE OF
                                    SHARES       OUTSTANDING       SHARES        OUTSTANDING         SHARES        OUTSTANDING
                                 BENEFICIALLY      COMMON       BENEFICIALLY   6 1/2% PREFERRED   BENEFICIALLY   4 1/2% PREFERRED
       BENEFICIAL OWNER            OWNED(1)       STOCK(2)      OWNED(1)(3)        STOCK(3)         OWNED(1)          STOCK
       ----------------          ------------   -------------   ------------   ----------------   ------------   ----------------
5% STOCKHOLDERS
Ing. C. Olivetti & Co. S.p.A.
Via Jervis 77
Ivrea 10015 Italy..............    7,250,000        15.70%             --              --                --             --
FMR Corp.(4)
82 Devonshire Street
Boston, Massachusetts 02109....    5,042,934        11.92%             --              --                --             --
Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, California 94403....    4,739,600        10.26%             --              --                --             --
Boston Partners Asset
  Management L.P.
One Financial Center
43rd Floor
Boston, Massachusetts 02111....    3,671,855         7.95%             --              --                --             --

                                         COMMON STOCK               6 1/2% PREFERRED STOCK            4 1/2% PREFERRED STOCK
                                 ----------------------------   -------------------------------   -------------------------------
                                  NUMBER OF     PERCENTAGE OF    NUMBER OF      PERCENTAGE OF      NUMBER OF      PERCENTAGE OF
                                    SHARES       OUTSTANDING       SHARES        OUTSTANDING         SHARES        OUTSTANDING
                                 BENEFICIALLY      COMMON       BENEFICIALLY   6 1/2% PREFERRED   BENEFICIALLY   4 1/2% PREFERRED
       BENEFICIAL OWNER            OWNED(1)       STOCK(2)      OWNED(1)(3)        STOCK(3)         OWNED(1)          STOCK
       ----------------          ------------   -------------   ------------   ----------------   ------------   ----------------
Iridian Asset Management LLC
276 Post Road West
Westport, Connecticut 06880....    2,947,700         6.38%             --              --                --             --
Janus Capital Corporation
100 Fillmore Street
Denver, Colorado 80206.........    2,800,075         6.06%             --              --                --             --
Lipper & Company, Inc.
101 Park Avenue, 6th Floor
New York, New York 10178.......           --           --          27,134           18.87%               --             --
Microsoft Corporation
Microsoft Way
Redmond, Washington 98052......           --           --              --              --            90,000            100%
DIRECTORS/NOMINEES
David A. Boucher(5)............       29,565            *              --              --                --             --
Michael W. Brown(6)............        2,210            *              --              --                --             --
Roberto Colaninno(7)...........    7,250,000        15.70%             --              --                --             --
Sergio Erede...................           --           --              --              --                --             --
Marcia J. Hooper(8)............       10,920            *              --              --                --             --
Joseph J. Kroger(9)............       14,565            *              --              --                --             --
Raymond C. Kurzweil(10)........       15,210            *              --              --                --             --
Axel J. Leblois(11)............       13,065            *              --              --                --             --
Joseph M. Tucci(12)............    1,124,410         2.39%             --              --                --             --
Frederick A. Wang(13)..........       68,394            *              --              --                --             --
John P. White..................           --           --              --              --                --             --
OTHER NAMED EXECUTIVES
Jose Ofman(14).................       78,233            *              --              --                --             --
Jeremiah J.J. van Vuuren(15)...      231,468            *              --              --                --             --
Donald P. Casey(16)............      215,722            *
Franklyn A. Caine(17)..........      437,013            *              --              --                --             --
All Directors, nominees for
  Director and executive
  officers as a group (21
  persons)(18).................   10,087,161        20.69%             --              --                --             --

---------------
   * Less than 1%

 (1) Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. The reported beneficial ownership of Common Stock or preferred stock by each 5% stockholder is based on a Schedule 13G filed by such holder or on the records of the Company's transfer agent. In accordance with Securities and Exchange Commission rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options or warrants held by him or her that are currently exercisable or exercisable within 60 days after August 31, 1998; and any reference in these footnotes to options or warrants refers only to such options or warrants.

 (2) Number of shares deemed outstanding includes 46,189,773 shares outstanding as of August 31, 1998, plus any shares subject to outstanding stock options or warrants held by the person or entity in question.

 (3) Represents the number of shares of 6 1/2% Preferred Stock deemed beneficially owned and outstanding as represented by Depositary Shares as of August 31, 1998.

 (4) Includes 4,439,508 shares of Common Stock beneficially owned by Fidelity Management and Research Company as result of its serving as investment advisor to various investment companies; and 603,425 shares of Common Stock beneficially owned by Fidelity Management Trust Company as a result of its serving as trustee or managing agent for various private investment accounts. Based upon information provided to the Company by the stockholder as of February 18, 1998.

 (5) Consists of 29,565 shares subject to outstanding stock options.

 (6) Consists of 2,210 shares subject to outstanding stock options.

 (7) Consists of 7,250,000 shares of Common Stock held by Olivetti of which Mr. Colaninno is Chief Executive Officer and as to which shares Mr. Colaninno disclaims beneficial ownership.

 (8) Consists of 10,920 shares subject to outstanding stock option.

 (9) Consists of 13,065 shares subject to outstanding stock options and 1,500 shares held outright.

(10) Consists of 15,210 shares subject to outstanding stock options.

(11) Consists of 13,065 shares subject to outstanding stock options.

(12) Consists of 897,499 shares subject to outstanding stock options, 224,411 shares held outright and 2,500 shares subject to outstanding stock warrants.

(13) Consists of 29,565 shares subject to outstanding stock options, 2,463 shares held outright and 36,366 shares subject to outstanding stock warrants.

(14) Consists of 75,000 shares subject to outstanding stock options and 3,233 shares held outright.

(15) Includes 226,344 shares subject to outstanding stock options and 5,124 shares held outright.

(16) Includes 198,744 shares subject to outstanding stock options, 10,142 shares held outright, 3 shares held pursuant to the Company's 401(k) Plan and 6,833 shares subject to outstanding stock warrants.

(17) Includes 434,499 shares subject to outstanding stock options, 2,514 shares held outright and 83 shares subject to outstanding stock warrants.

(18) Includes 2,556,086 shares subject to outstanding stock options, 7,485,282 shares held outright, 11 shares held pursuant to the Company's 401(k) Plan and 45,782 shares subject to outstanding stock warrants.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently four Class I Directors, whose terms expire at the Annual Meeting of Stockholders for Calendar Year 1999, three Class II Directors, whose terms expire at this Annual Meeting of Stockholders, and four Class III Directors, whose terms expire at the Annual Meeting of Stockholders for the interim period ending December 31, 1998 (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Marcia J. Hooper, Joseph J. Kroger and John P. White as Class II Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Ms. Hooper, Mr. Kroger and Dr. White are currently Class II Directors of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each Director of the Company, including the three nominees for Class II Directors.

Class I Directors (holding terms expiring at the Annual Meeting for Calendar Year 1999):

ROBERTO COLANINNO DIRECTOR SINCE MARCH 1998; AGE 55

     Mr. Colaninno has been Chief Executive Officer of Olivetti since September 1996. Since 1981, Mr. Colaninno has been founder and Executive Vice President of Sogefi S.p.A., a leading international manufacturer of automobile components, and since 1971 he has been Chairman of Fiaam, another Italian automobile components company. Mr Colaninno is also Vice Chairman of Omnitel Pronto Italia, a mobile telephone service provider, and Chairman of Oliman, a joint venture between Olivetti and Mannesmann AG of Germany. Mr. Colaninno also serves as a Director and member of the Chairman's Committee of Banca Agricola Mantovana, a member of the governing body of Confindustria, the Italian industrialists' association, and Vice Chairman of Federlombarda, the federation of industrialists in Lombardy, Italy.

RAYMOND C. KURZWEIL DIRECTOR SINCE OCTOBER 1993; AGE 50

     Mr. Kurzweil is founder and Chief Technology Officer of Kurzweil Applied Intelligence, Inc. which since June, 1997 has been a subsidiary of Lernout & Hauspie, a speech and language technology company. He is also founder and Chief Executive Officer of Kurzweil Educational Systems, Inc., an educational software company. He was the principal developer of technology for the first omnifont optical character recognition device, the first print-to-speech reading machine for the blind, the first music synthesizer that could recreate acoustic instruments and the first commercially-marketed large vocabulary speech recognition device. He is a director of Medical Manager Corp.

JOSEPH M. TUCCI DIRECTOR SINCE OCTOBER 1993; AGE 51

     Mr. Tucci joined the Company in August 1990 as Executive Vice President, Operations, was elected President and Chief Executive Officer in January 1993, Chairman of the Board in October 1993 and was reaffirmed as President in June 1998.

FREDERICK A. WANG DIRECTOR SINCE OCTOBER 1981; AGE 48

     Mr. Wang has been President and Chief Executive Officer of The athink Group, a start-up company involved with internet web publishing since 1997 and was President and Chief Executive Officer of Archive Technologies Corporation, Inc., the predecessor company of The athink Group since 1996. Mr. Wang was a private business consultant from 1990 to 1996 and served as President of the Company from 1986 to 1989 and Chief Operating Officer from 1987 to 1989. He had been employed by the Company from 1972 to 1989 and had also served as Treasurer, Chief Development Officer and Executive Vice President of Manufacturing.

Class II Directors (nominated for terms expiring at the Annual Meeting for Calendar Year 2000):

MARCIA J. HOOPER DIRECTOR SINCE NOVEMBER 1995; AGE 44

     Ms. Hooper has been a Partner of Advent International Corporation, a private equity management company since 1996. From 1994 through April 1996 she served as General Partner of Viking Capital Limited Partnership, a venture capital firm. From January through July 1994 she served as President of Claybrook Capital. From 1985 to 1993 Ms. Hooper served as a General Partner of three venture capital funds of Ampersand Ventures. She is a director of PolyMedica Industries, Inc. and Interleaf, Inc.

JOSEPH J. KROGER DIRECTOR SINCE JUNE 1995; AGE 64

     Mr. Kroger, formerly Vice Chairman of the Board of Unisys Corporation, has been a private business consultant since 1993. From 1990 until 1993 he served as President and Chief Executive Officer of Decision Data Corporation, a computer services company. He is currently a director of Astea International Corp.

JOHN P. WHITE DIRECTOR SINCE DECEMBER 1997; AGE 61

     Dr. White has been a senior partner at Global Technology Partners, LLC, a private investment company, and has served as a senior fellow at the Rand Corporation, a research corporation, since 1997. From June 1995 through July 1997, he served as the U.S. Deputy Secretary of Defense. He was the Director of the Center for Business and Government at the John F. Kennedy School of Government, Harvard University, from January 1993 through June 1995. From 1988 to 1992 he was General Manager of the Integration and Systems Product Divisions and Vice President of Eastman Kodak Company. From October 1993 until June 1995, Dr. White served as a Director of the Company.

Class III Directors (holding terms expiring at the Annual Meeting for the interim period ending December 31, 1998):

DAVID A. BOUCHER DIRECTOR SINCE OCTOBER 1993; AGE 48

     Mr. Boucher has been Managing Director and General Partner of Applied Technology, a venture capital firm specializing in early-stage information industry companies, since 1993. From September 1992 to June 1994 he was President and Chief Executive Officer of Ticker Research, Inc., a development stage medical technology company engaged in research in nuclear magnetic resonance imaging. From 1981 to 1991 Mr. Boucher was President and Chief Executive Officer of Interleaf, Inc., a software company. He is a director of Interleaf, Inc., Pervasive Software, Inc., and several privately held companies.

MICHAEL W. BROWN DIRECTOR SINCE APRIL 1996; AGE 52

     Mr. Brown, until his retirement in July 1997, served as Chief Financial Officer of Microsoft Corporation. He joined Microsoft in 1989 as Treasurer and was appointed Chief Financial Officer in 1994. Prior to joining Microsoft, Mr. Brown was a managing partner of Deloitte & Touche LLP, a public accounting firm. Mr. Brown is a director of The Nasdaq Stock Market, Inc. and Citrix Systems, Inc.

SERGIO EREDE DIRECTOR SINCE MARCH 1998; AGE 58

     Mr. Erede has been an attorney in private practice with the firm of Erede e Associati of Milan, Italy since 1969 and is counsel to Olivetti. Before entering private practice, Mr. Erede was manager of the legal department of IBM Italia S.pA. for four years. Prior to that he worked for one year at each of the law firms of Sullivan and Cromwell in New York, NY and Hale and Dorr LLP in Boston, MA. He is a director of Marzotto S.p.A. and Hugo Boss AG, textile concerns, Editoriale L'Espresso S.p.A. and La Reppublica S.p.A., publishers, Manuli Rubber Industries S.p.A., Conoto S.p.A., and Interpump S.p.A., manufacturers, Gruppo GS S.p.A., a retailer, and food and restaurant concerns Parmalat S.p.A. and Autogrill S.p.A.

AXEL J. LEBLOIS DIRECTOR SINCE JANUARY 1995; AGE 50

     Mr. Leblois has been Chairman of World Times, Inc., a publishing firm, since 1995 and Chief Executive Officer of Executrain Inc, a global computer training company, since 1997. From 1991 to 1995 he was President and Chief Executive Officer of Bull HN Information Systems, Inc., a worldwide information technology company providing integrated computer services and solutions. From 1983 to 1991 Mr. Leblois held various positions with International Data Group, a worldwide supplier of information technology, including Vice Chairman of the Executive Committee, and Chairman and Chief Executive Officer of its affiliate, International Data Corporation. He is a director of Peritus Software Services, Inc. and Boston Private Bank.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Finance and Audit Committee of the Board of Directors, which reviews the Company's financial condition and operating results, cash position, financing arrangements and financing strategies, recommends the engagement of the Company's independent auditors and reviews the arrangements for the scope of the annual audit. In addition, the Finance and Audit Committee reviews the activities and recommendations of the Company's audit group, reviews comments made by the independent auditors with respect to internal controls and management's response, reviews internal accounting procedures and controls with the Company's finance and accounting staff and monitors the Company's compliance programs. The members of the Finance and Audit Committee are David A. Boucher (Chairman), Michael W. Brown, Sergio Erede, Marcia J. Hooper, Joseph J. Kroger, and John P. White. The Finance and Audit Committee met six times during Fiscal 1998.

     The Company has a standing Organization, Compensation and Nominating Committee of the Board of Directors, which reviews and approves proposals by management concerning compensation, bonuses, benefits, stock options and stock grants under plans for directors, corporate officers and employees of the Company. This Committee also oversees administration of the Company's incentive plans as they affect officers, directors and certain key employees, and advises the Board on management resources and organization, executive selection and development and succession planning. This Committee also recommends to the Board of Directors nominees to be acted upon at stockholder meetings, and reviews the qualifications of, and makes recommendations to the Board concerning, candidates to fill Board vacancies that may occur during the year. The Committee considers suggestions from stockholders and other sources regarding possible candidates for directors. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Committee is also responsible for overseeing Company policies on issues of public significance, including charitable contributions and community relations. The members of the Organization, Compensation and Nominating Committee are Joseph J. Kroger (Chairman), Roberto Colaninno, Marcia J. Hooper and Axel J. Leblois. The Organization, Compensation and Nominating Committee met eight times during Fiscal 1998.

     The Board of Directors met eleven times during Fiscal 1998. Except for John
P. White, each current Director attended at least 75% of the meetings of the Board and the Committees on which he or she then served. Dr. White attended 71.4% of the meetings of the Board and the Committees on which he then served.

COMPENSATION OF DIRECTORS

     The director who is employed by the Company or is employed by a stockholder of the Company is not paid director fees. Directors who are not employed by the Company or employed by a stockholder of the Company receive an annual fee of $20,000 plus a fee of $1,000 for each meeting attended. The members of each Committee receive an annual fee of $1,500, plus a fee of $1,000 for each Committee meeting attended.

     In September 1997, under the Company's 1995 Director Stock Option Plan, each of the then current directors of the Company, other than Mr. Tucci, received an option to purchase 6,500 shares of Common Stock. These options have an exercise price of $20.367 per share and became exercisable as to 34% of the shares covered thereby on September 30, 1998, and will become exercisable as to 33% and 33% of the shares covered thereby on September 30, 1999 and September 30, 2000, respectively, provided the optionee continues to serve as a director of the Company.

     In December 1997, under the Company's 1995 Director Stock Option Plan, Dr. White received an option to purchase 6,500 shares of Common Stock. This option has an exercise price of $22.77 per share and becomes exercisable as to 34%, 33% and 33% of the shares covered thereby on December 23, 1998, December 23, 1999 and December 23, 2000, respectively, provided the optionee continues to serve as a director of the Company.

     In March 1998, under the Company's 1995 Director Stock Option Plan, Mr. Erede received an option to purchase 6,500 shares of Common Stock. This option has an exercise price of $25.18 per share and becomes exercisable as to 34%, 33% and 33% of the shares covered thereby on March 25, 1999, March 25, 2000 and March 25, 2001, respectively, provided the optionee continues to serve as a director of the Company.

     Raymond C. Kurzweil had been retained as a technical advisor by the Official Committee of Unsecured Creditors in the Company's Chapter 11 proceeding and, in that capacity, had reviewed the technology and intellectual property of the Company. Through this review the Company's patent portfolio was identified as one of the Company's important assets. After joining the Company's Board of Directors in October 1993, Mr. Kurzweil agreed to continue his work with the Company's patent portfolio and entered into a technical consulting agreement with the Company effective October 1993. This agreement provided for compensation at the rate of $375.00 per hour, not to exceed an average of $15,000 per month, plus the reimbursement of expenses. The agreement was approved by the Board of Directors and is subject to the Board's periodic review. The agreement is terminable upon 30 days' notice by either party. The Company no longer compensates Mr. Kurzweil under this agreement.

     In July 1994, the Board of Directors adopted a policy prohibiting non-employee directors from receiving compensation from the Company other than in their capacity as directors, absent extraordinary circumstances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on the review of the copies of reports furnished to Company, and written representations that no other reports were required during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to such persons were satisfied.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during Fiscal 1998 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL                    LONG-TERM COMPENSATION
                                          COMPENSATION(1)                        AWARDS
                                   ------------------------------     ----------------------------
                                                                       RESTRICTED     SECURITIES
                                   FISCAL                             STOCK AWARDS    UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)         (#)(2)      OPTIONS(#)(3)   COMPENSATION($)
   ---------------------------     ------   ---------   --------      ------------   -------------   ---------------
Joseph M. Tucci..................   1998     750,000     356,250(4)(5)        --             --           70,100(6)
Chairman of the Board, President    1997     652,030   4,693,750         230,000        465,000          443,783
and Chief Executive Officer         1996     551,250     400,000              --        148,500           49,773
Jose Ofman.......................   1998     395,000     106,875(7)(4)        --             --          138,016(8)
President and Chief Operating       1997     102,403(9)       --          50,000        300,000           17,607
Officer, Americas
Jeremiah J.J. van Vuuren(10).....   1998     396,988     106,875(11)(4)       --         40,000           76,770(12)
President and Chief Operating       1997     371,963     196,247          25,000        120,000           41,261
Officer, International              1996     263,075     210,000              --         87,750           34,265
Donald P. Casey..................   1998     350,000      99,750(13)(4)       --         45,000           30,128(14)
Chief Technology Officer and        1997     350,000     178,834              --         45,000           25,665
President, U.S. Services            1996     350,000     178,834              --         87,750           35,476
Franklyn A. Caine................   1998     350,000      83,125(15)(4)       --         50,000           21,560(16)
Executive Vice President and        1997     331,618     565,000          15,000         75,000           96,797
Chief Financial Officer             1996     325,000     198,000              --         81,000           30,885

---------------
 (1) Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

 (2) Restricted stock awards of 230,000, 50,000, 25,000 and 15,000 shares were granted to Messrs. Tucci, Ofman, van Vuuren and Caine, respectively. The restricted stock issued to Mr. Tucci vested 50% on March 26, 1998 and will vest the remaining 50% on March 26, 1999. The restricted stock issued to Mr. Ofman will vest 33% on each of March 26, 1999, 2000 and 2001. The restricted stock issued to each of Messrs. Caine and van Vuuren will vest 100% on March 26, 1999. Based on the closing price of the Common Stock on June 30, 1998, the restricted stock award to Mr. Tucci had a value of $5,850,625, the restricted stock award to Mr. Ofman had a value of $1,271,875, the restricted stock award to Mr. van Vuuren had a value of $635,937.50 and the restricted stock award to Mr. Caine, had a value of $381,562.50.

 (3) Consists of long-term incentive options granted under the Company's Employees' Stock Incentive Plan or an individual stock incentive plan in the case of Mr. Ofman.

 (4) A six month short-term incentive bonus plan for executive covering the period July 1, 1997 through December 31, 1997 (the "Interim STIP") was approved by the Company's Organization, Compensation and Nominating Committee. The Interim STIP required that all senior executives of the Company receive and accept bonus owed to them for the period July 1997 through December 1997 to be paid in shares of Common Stock valued at the closing price of the Common Stock on The Nasdaq Stock Market as of June 30, 1997 which was $21.3125. See "Report of Organization, Compensation and Nominating Committee on Executive Compensation."

 (5) Fiscal 1998 bonus consists of $356,250 in Common Stock issued under the Interim STIP. Fiscal 1997 bonus includes a $4,000,000 special retention bonus and $693,750 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $400,000 paid under the Company's executive bonus program.

 (6) All other compensation for Fiscal 1998 consists of (i) $60,000 in contributions by the Company under its retirement savings plans and (ii) $10,100 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci. All other compensation for Fiscal 1997 consists of (i) $47,014 in contributions by the Company under its retirement savings plans, (ii) $9,256 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci and (iii) $387,513 relating to the waiver by the Company of both the principal and accrued interest under Mr. Tucci's 3% promissory note. All other compensation for Fiscal 1996 consists of (i) $33,900 in contributions by the Company under its retirement savings plans, (ii) $8,402 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci, and (iii) $7,471 consisting of imputed income as a result of the 3% promissory note from Mr. Tucci.

 (7) Fiscal 1998 bonus consists of $106,875 in Common Stock issued under the Interim STIP.

 (8) All other compensation for Fiscal 1998 consists of (i) $12,000 in contributions by the Company under its retirement savings plans, (ii) $14,946 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Ofman and (iii) $111,070 in relocation costs. All other compensation for Fiscal 1997 consists of (i) $3,736 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Ofman and (iii) $13,871 in relocation costs.

 (9) Mr. Ofman joined the Company on March 26, 1997, and therefore, did not receive compensation for all of Fiscal 1997.

(10) All compensation paid to Mr. van Vuuren is reported in US Dollars although it is paid in UKL. The currency conversion rate used was $1.666 per UKL, $1.665 per UKL, and $1.5475 per UKL, for Fiscal 1998, 1997 and 1996,
     respectively. The conversion rates used were those rates published by Reuters News Service on the last day of June of each year.

(11) Fiscal 1998 bonus consists of $106,875 in Common Stock issued under the Interim STIP. Fiscal 1997 bonus consists of $196,247 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $210,000 paid under the Company's executive bonus program.

(12) All other compensation for Fiscal 1998 consists of (i) $26,907 in contributions by the Company under its retirement savings plans, (ii) $18,076 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. van Vuuren and (iii) $31,787 in a car allowance. All other compensation for Fiscal 1997 consists of (i) $23,351 in contributions by the Company under its retirement savings plans and (ii) $17,910 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. van Vuuren. All other compensation for Fiscal 1996 consists of (i) $19,474 in contributions by the Company under its retirement savings plans and (ii) $14,791 in premiums paid by the Company on a group term life insurance life insurance policy for the benefit of Mr. van Vuuren.

(13) Fiscal 1998 bonus consists of $99,750 in Common Stock issued under Interim STIP. Fiscal 1997 bonus consists of $178,834 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $178,834 paid under the Company's executive bonus program.

(14) All other compensation for Fiscal 1998 consists of (i) $22,400 in contributions by the Company under its retirement savings plans and (ii) $7,728 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Casey. All other compensation for Fiscal 1997 consists of (i) $16,996 in contributions by the Company under its retirement savings plans and (ii) $8,669 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Casey. All other compensation for Fiscal 1996 consists of
     (i) $21,612 in contributions by the Company under its retirement savings plans, (ii) $6,586 in premiums paid by the Company on a group term life insurance life insurance policy for the benefit of Mr. Casey and (iii) $7,278 consisting of imputed income as a result of the 3% promissory note from Mr. Casey.

(15) Fiscal 1998 bonus consists of $83,125 in Common Stock issued under the Interim STIP. Fiscal 1997 bonus consists of a special retention bonus of $400,000 and $165,000 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $198,000 paid under the Company's executive bonus program.

(16) All other compensation for Fiscal 1998 consists of $21,560 in contributions by the Company under its retirement savings plans. All other compensation for Fiscal 1997 consists of (i) $20,271 in contributions by the Company under its retirement savings plans and (ii) $76,526 in relocation costs. All other compensation for Fiscal 1996 consists of (i) $18,225 in contributions by the Company under its retirement savings plans, (ii) $6,367 in premiums paid by the Company to Mr. Caine in lieu of payments on a group term life insurance policy for the benefit of Mr. Caine and (iii) $6,293 in relocation costs.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options during Fiscal 1998 to each of the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                        VALUE AT ASSUMED ANNUAL
                             -------------------------------------------------------------   RATES OF STOCK PRICE
                                 NUMBER OF        PERCENT OF TOTAL                          APPRECIATION FOR OPTION
                                 SECURITIES       OPTIONS GRANTED    EXERCISE                       TERM(2)
                                 UNDERLYING         TO EMPLOYEES      PRICE     EXPIRATION  -----------------------
           NAME              OPTIONS GRANTED(#)    IN FISCAL YEAR     ($)(1)       DATE       5%($)        10%($)
           ----              ------------------   ----------------   --------   ----------  ---------     ---------
Joseph M. Tucci............            --                --               --        --            --            --
Jose Ofman.................            --                --               --        --            --            --
Jeremiah J.J. van Vuuren...        40,000(3)            1.8           21.875     11/30/04    297,584       675,116
Donald P. Casey............        45,000(3)            2.1           21.875     11/30/04    334,782       759,505
Franklyn A. Caine..........        50,000(3)            2.3           21.875     11/30/04    371,980       843,895

---------------

(1) The exercise price per share of each option is equal to the fair market value per share of Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised and the underlying shares are sold.

(3) Each option (i) will become exercisable as to 25% of the underlying shares on each December 1, 1998, December 1, 1999, December 1, 2000 and December 30, 2001 and (ii) generally terminates 30 days after the termination of the optionee's employment with the Company (but in no event after the expiration date).

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning option exercises during Fiscal 1998 by each of the Named Executives and the number and value of unexercised options held by each of the Named Executives on June 30, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING              VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS
                                                                  FISCAL YEAR END(#)        AT FISCAL YEAR END($)(2)
                            SHARES ACQUIRED       VALUE        -------------------------    -------------------------
           NAME             ON EXERCISE(#)    REALIZED(1)($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
           ----             ---------------   --------------   -------------------------    -------------------------
Joseph M. Tucci...........           --                --           831,829/171,671            9,675,505/1,294,526
Jose Ofman................           --                --            75,000/225,000              539,063/1,617,188
Jeremiah J. J. van
  Vuuren..................           --                --           265,450/ 71,800             2,500,390/ 687,557
Donald P. Casey...........      110,000         2,047,625           232,900/ 59,850             2,344,734/ 554,795
Franklyn A. Caine.........           --                --           400,180/105,820             5,766,888/ 614,487

---------------

(1) Based on the fair market value of the Common Stock on the date of exercise less the option exercise price.

(2) Based on the fair market value of the Common Stock on June 30, 1998 ($25.4375), less the option exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     In February 1997, the Company entered into an amended and restated employment agreement ("Restated Agreement") with Mr. Tucci. The Restated Agreement provides for an annual base salary of $750,000 and an annual performance bonus targeted at 100% of the base salary with a bonus payment of at least $500,000 for Fiscal 1997. The Restated Agreement also provided for a special retention payment of $4,000,000 on or about March 24, 1997. The Restated Agreement provided for Mr. Tucci to be granted a restricted stock award of 230,000 shares of Common Stock and an LTI Option grant of 365,000 shares of Common Stock in 1997. The Restated Agreement forgives all amounts due to the Company under that certain Non-Negotiable Secured Promissory Note dated as of June 21, 1994 delivered by Mr. Tucci to the Company as amended, in the original principal amount of $355,071 and releases to Mr. Tucci all shares of the Company's Common Stock held as collateral for such loan. Finally, the Restated Agreement provides for the payment of a severance benefit of $4,500,000, payable in a lump sum equal to $1,500,000 and the balance over a 12-month period, payable under certain enumerated circumstances (including employment termination by the Company, an adverse change in job responsibilities, an adverse change in compensation or the resignation of the executive following a significant relocation).

     In March 1997, the Company entered into an employment agreement with Mr. Ofman pursuant to which the Company agreed to employ him as President and Chief Operating Officer, Americas of the Company. Mr. Ofman's agreement extends through March 2000. Under the agreement, the Company agreed to pay Mr. Ofman an annual base salary of $375,000. The agreement also provided for annual performance-based bonuses to be determined by the Board of Directors targeted at 60% of annual base salary for achieving 100% of his performance goals and an over-achievement opportunity of an additional 40% of his annual base salary for exceeding such performance targets, at the discretion of the Board of Directors. He will also receive payments in the amount of $400,000 each, if and when the market price of the Company's Common Stock averages $34.00, $39.00 and $44.00 per share respectively over twenty consecutive trading days. Under the agreement, Mr. Ofman received a restricted stock award of 50,000 shares of Common Stock and an option grant of 300,000 shares of Common Stock in 1997. Under his employment agreement Mr. Ofman will receive severance compensation equal to 18 months of base pay plus the target bonus at 100% performance if Mr. Ofman's employment is involuntarily terminated other than for cause or if Mr. Ofman experiences an adverse change in job responsibilities. Severance payments would be offset by the compensation Mr. Ofman received from a new employer during such 18-month period.

     The Company entered into an employment agreement with Mr. van Vuuren in May 1993 pursuant to which the Company agreed to employ him as a Senior Vice President of the Company and General Manager of the Company's European Operations. The agreement, as amended in March 1997, specifies Mr. van Vuuren's position as President and Chief Operating Officer, International Operations. Under the terms of the agreement, as amended, Mr. van Vuuren's base salary for Fiscal 1997 was $325,000 plus a supplemental amount of $50,000 subject to deferral at the option of Mr. van Vuuren. Mr. van Vuuren is also eligible to participate in a yearly bonus plan targeted at 60% of his base salary based on his performance against goals specified in the bonus plan. He will also receive payments in the amount of $400,000 each, if and when the market price of the Company's Common Stock averages $34.00, $39.00 and $44.00 per share respectively over twenty consecutive trading days. The agreement provides that, if he is dismissed for any reason, other than for gross misconduct or violation of the Company's Employee Code of Conduct, Mr. van Vuuren will receive severance compensation equal to 18 months of base and supplemental salary to be paid over an 18-month period. Severance payments would be offset by compensation received from a new employer during such 18-month period. In March 1997, Mr. van Vuuren received a restricted stock grant for 25,000 shares of Common Stock and an LTI Option grant in the amount of 60,000 shares of Common Stock in 1997.

     In March 1993, the Company entered into an employment agreement with Mr. Casey. The agreement, as amended in April 1995 and July 1996, extended through July 1998 and provided for an annual base salary of $350,000. The agreement also provided for annual performance-based bonuses to be determined by the Board of Directors targeted at 60% of annual base. Under his employment agreement Mr. Casey will receive severance compensation in an amount equal to 18 months base salary plus bonus, with an amount equal to six months salary and bonus payable in a lump sum and the balance over a 12-month period, if Mr. Casey's employment is involuntarily terminated other than for cause or if Mr. Casey resigns under certain specified circumstances. Severance payments would be offset by the compensation Mr. Casey received from a new employer during such 12-month period.

     In June 1994, the Company entered into an employment agreement with Mr. Caine pursuant to which the Company agreed to employ him as Executive Vice President and Chief Financial Officer of the Company. Mr. Caine's agreement, as amended in November 1995, May 1996 and March 1997, extends through December 1998. Under the agreement, the Company agreed to pay Mr. Caine an annual base salary of $325,000 for Fiscal 1996 and $350,000 for Fiscal 1997, subject to further annual adjustment by the Board of Directors. Mr. Caine is also eligible to participate in a yearly bonus plan targeted at 50% of his annual base salary based upon on his performance against goals specified in the bonus plan. Under his employment agreement Mr. Caine will receive severance compensation in an amount equal to 18 months of base salary plus bonus, with an amount equal to six months salary and target bonus payable in a lump sum and the balance payable over a 12-month period, if Mr. Caine's employment is involuntarily terminated other than for cause or if Mr. Caine resigns under certain specified circumstances. Severance payments would be offset by the compensation Mr. Caine received from a new employer during such 12-month period. In March 1997, Mr. Caine received a restricted stock award of 15,000 shares of Common Stock, an LTI Option grant of 25,000 shares of Common Stock and a special retention bonus payment from the Company in the amount of

$400,000 in 1997. This bonus is repayable in full to the Company in cash if Mr. Caine voluntarily terminates his employment with the Company for convenience prior to September 26, 1998.

     The Company is a party to contingent severance compensation agreements ("Severance Agreements") with nine executive officers (including Messrs. Tucci, Ofman, van Vuuren, Casey and Caine) which would become operative following a "change in control" of the Company, as defined in the Severance Agreements. The Company believes that these agreements will better ensure the retention of those officers and enable them to devote their full attention and energies to the Company's business without the distractions that might arise in the circumstances addressed in the agreements. The Severance Agreements continue in effect while the executive is employed by the Company for a period of three years, automatically renew for additional one year terms and remain in effect for 36 months after the month in which a change in control occurs. If the executive's employment is terminated following a change in control, the executive would become entitled to various benefits under the Severance Agreement, including (in lieu of a payment under any other severance plan or agreement) a lump sum severance payment equal to 2.99 times the average annual compensation received by the executive for the two previous years, unless the executive's employment was terminated (i) because of death or disability, (ii) by the Company for cause, or (iii) by the executive without "good reason," as defined in the Severance Agreements.

     The Severance Agreements for each of Messrs. Tucci, Casey and Caine provide that in the event the total payments to the executive under the agreement are subject in whole or in part to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay the executive an additional amount in the form of a gross-up payment such that the net amount retained by the executive after payment of the Excise Tax on the total payments and any federal, state and local income taxes on the gross-up payment equals the total payments the executive would have received absent the Excise Tax. The Severance Agreement for Mr. van Vuuren provides that the lump sum payment would be subject to reduction to the extent that any payment (whether under the Severance Agreement or otherwise) to Mr. van Vuuren was subject to the Excise Tax imposed under Section 4999 of the Code if such reduction would result in a greater after-tax payment to Mr. van Vuuren.

CERTAIN TRANSACTIONS

     Since April 1995, the Company and Microsoft Corporation ("Microsoft") have maintained a worldwide technical, service and marketing alliance pursuant to which the Company acts as an authorized provider of end-user support services for Microsoft products. On March 23, 1998, the Company and Microsoft announced an expansion of their strategic alliance. The Company will significantly extend its services capacity by training and certifying 2,500 professionals as Microsoft Certified Systems Engineers and Microsoft Certified Solution Developers. In addition, the Company will open two Centers of Excellence, one in Billerica and one in Italy. Under the terms of the agreement, Microsoft will fund the costs associated with the program through an interest-free loan. These costs are expected to approximate $25 million over the next three years. The loan will be repaid in equal installments over five years, with the first payment due in 2001. Since April 1996, Michael W. Brown, the Chief Financial Officer of Microsoft until July 1997, has been a director of the Company.

     As part of the Reorganization Plan, the previous obligations of the Company to indemnify its former directors, officers and employees pursuant to its corporate charter, by-laws and policy of providing employee indemnification, and applicable state law and agreements in respect of claims based on acts or omissions related to such persons' service with, for or on behalf of the Company have been retained and remain unaffected by the Chapter 11 case. Consequently, the Company is obliged to indemnify each current or former director or executive officer in the various legal proceedings relating to the Company's predecessor Massachusetts corporation. On May 12, 1998, the Court issued an order (1) authorizing the final distribution of the remaining shares to holders; and (2) closing the Chapter 11 case.

AGREEMENTS AMONG STOCKHOLDERS - OLIVETTI AGREEMENTS

     On March 17, 1998, the Company completed the purchase of Olsy, the wholly-owned information technology solutions and service subsidiary of Olivetti (the "Acquisition"). In connection with the Acquisition, the Company entered into a Stock Purchase Agreement by and among Olivetti, the Company, Wang Nederland BV, Olivetti Sistemas E Servicios Limitada and Olivetti do Brasil S.A. (the "Stock Purchase Agreement"), pursuant to which the Company paid Olivetti $68.6 million in cash; issued 7,250,000 shares of Common Stock (and agreed to issue an additional 1,500,000 shares of Common Stock if approved by the stockholders of the Company (the "Additional Issuance")) with a value of $146.8 million at the time of closing; issued 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's Common Stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or Common Stock at the Company's election; and agreed to pay an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999 (see "Proposal To Issue Additional Shares of Common Stock to Olivetti"). The purchase price for Olsy is subject to certain purchase price adjustments to be determined by the parties.

     Pursuant to the Stock Purchase Agreement, the Company entered into a Stockholders Agreement with Olivetti (the "Stockholders Agreement"). The Stockholders Agreement sets forth agreements among the parties relating to the ownership of and the voting and transferability of the Common Stock and other matters. In the Stockholders Agreement, the Company agreed to increase its Board of Directors by two (2) members and to nominate Mr. Colaninno and Mr. Erede as Class I and Class III directors, respectively (the "Olivetti Directors"), and to appoint one such Olivetti Director to each of the Company's standing Committees (including the Finance and Audit Committee and the Organization, Compensation and Nominating Committee). The Company also agreed to recommend future Olivetti nominees for one or two director positions, depending on the ownership interest of Olivetti in the Company, for as long as Olivetti holds at least 33% of the original number of shares of Common Stock held by it as a result of the Acquisition.

     In addition, the Stockholders Agreement prohibits Olivetti from directly or indirectly transferring its shares of Common Stock, except to majority-owned Olivetti affiliates that agree to be bound by the terms of the agreement, until the later of three (3) years or an Early Termination Event. "Early Termination Event" is defined to mean (i) failure of the Company to cause an Olivetti nominee to be appointed to the Board or a Committee; (ii) a breach of the Stockholders Agreement by the Company; or (iii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company. The Stockholders Agreement also provides that Olivetti is entitled to certain demand and participation ("piggyback") registration rights with respect to the shares of Common Stock issued to Olivetti as part of the purchase price of Olsy. Pursuant to the Agreement, after the earlier of (i) an Early Termination Event or (ii) the third anniversary following the Acquisition, Olivetti or its transferee is entitled to one demand registration with respect to its shares of the Company's Common Stock, subject to certain registration priorities and postponement rights of the Company. In addition, Olivetti would be entitled to piggyback registration in connection with any registration of securities by the Company (whether or not for its own account) on a form which may be used for registration of the Common Stock held by Olivetti. Olivetti's priority rights, however, would not extend to a primary registration on behalf of the Company relating to mergers, acquisitions, exchange offers, subscription offers, stock option plans or similar benefit plans.

REPORT OF ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee"), which was established in October 1993. The Committee is comprised entirely of non-employee directors.

     The Committee seeks to achieve two broad goals in determining executive compensation and establishing executive compensation programs. First, the Committee seeks to implement compensation programs which are designed to align the interest of the Company's executive officers with those of the Company's stockholders by providing incentives for, and rewarding, the attainment of Company financial and operational objectives. Second, the Committee seeks to compensate its executives in a manner that enables the Company to attract and retain executives whose services are critical to the success of the Company. The Committee implements its goals through a combination of base salary, variable short-term compensation, stock options, long-term incentive plans and health and welfare benefit plans.

     In establishing total compensation for executive officers, the Committee considers the compensation profiles of executives at other companies that have a business and/or financial situation similar to that of the Company, the cost to replace the executive, the particular executive's level of achievement and responsibility with the Company, the importance of the executive to the Company's success, unique characteristics of the Company and its business and the executive's historic compensation levels. Many of the executive officers (including each of the Named Executives) of the Company are parties to employment agreements that establish a minimum annual base salary and target annual bonus during the term of the agreement. The Committee believes that such employment agreements are necessary to retain and motivate those key executives whose continued services are critical to the Company's future success and are consistent with similar agreements in the industry generally. The Committee believes that the compensation levels established for the executives are appropriate, based on the factors described above.

     For the six-month period from July 1, 1997 through December 31, 1997 (the "Interim Period"), the Committee adopted a pro-rata six-month short term incentive bonus plan for executives, in lieu of the annual plan which would have applied in part to the Interim Period (the "Interim STIP"). The Interim STIP was established in anticipation of the Company changing its fiscal year end from June 30 to December 31, a change which was announced on August 5, 1998. The Committee determined that it was in the best interest of the Company for all executive compensation plans to be measured on a twelve month calendar basis beginning January 1, 1998. In designing the Interim STIP, the Committee tied individual payouts to achievement of specific financial measures. The targets included Company revenue, earnings before income taxes, depreciation and amortization, selling, general and administrative costs and percentage gross margin. In addition, in order to further align the interests of the Company's executive officers with the interests of the Company's stockholders, the Committee required that the CEO and all executives directly reporting to the CEO (including each of the Named Executives), accept their bonuses under the Interim STIP in the form of shares of the Company's Common Stock. Thus, the cash bonus to which each of such executives were entitled was exchanged for shares of Common Stock calculated by dividing the amount of the bonus by the closing price of the Common Stock on June 30, 1997 ($21.3125). The Committee considered this exchange to be critical to its goal of tying the variable short-term compensation of executive officers to the risks and opportunities inherent in the performance of the Company measured by the value of its Common Stock in the market.

     The Committee uses stock options as an important element of the compensation package of the executive officers, including the Named Executives, because they are designed to align the interest of the Company's executives with those of the Company's stockholders. Those options granted during Fiscal 1998 vest over four years, and therefore, mature fully only after the executive has remained with the Company for a significant period of time. The size of the stock option grants to executive officers depend upon a number of factors, including new hires of executives, the executive's contribution to the Company, the executive's current stock and stock option holdings and such other factors as the Committee deems relevant. In Fiscal 1998, three out of the five Named Executives received grants of stock options under the Company's stock option plan. Messrs. van Vuuren, Casey and Caine received an option for 40,000, 45,000 and 50,000 shares of Common

Stock, respectively. These grants represented 1.8%, 2.1% and 2.3% of the total options granted to employees during the fiscal year.

     Under Section 162(m) of the Code, certain executive compensation in excess of $1 million paid to the five most highly-paid executives of the Company is not deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. The Committee intends to continue to structure the award of stock options to executive officers so that they comply with the performance-based requirements of Section 162(m), and may in the future decide to submit other executive compensation plans for stockholder approval.

                                            Organization, Compensation and
                                            Nominating Committee

                                            Joseph J. Kroger, Chairman
                                            Roberto Colaninno
                                            Marcia J. Hooper
                                            Axel J. Leblois

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from December 16, 1993 (the date the Common Stock of the reorganized Company commenced public trading) through June 30, 1998 with the cumulative total return during this period of (i) Standard & Poor's 500 Composite Index and (ii) the High Technology Composite Index. This graph assumes the investment of $100 on December 16, 1993 in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the High Technology Composite Index and assumes dividends are reinvested.

                           [WANG LABORATORIES, INC.
                            Stock Performance Graph]

                                            Wang               S&P 500        HiTech Composite
                                    Laboratories, Inc.     Composite Index          Index
12/16/93                                   100.00              100.00              100.00
6/30/94                                     75.83               95.88              100.47
6/30/95                                    108.26              117.57              158.11
6/30/96                                    124.79              144.74              185.02
6/30/97                                    140.91              191.03              286.48
6/30/98                                    168.18              244.71              383.45

               PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT
                       OF THE DIRECTOR STOCK OPTION PLAN

     On July 23, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to and restatement of the Company's 1995 Director Stock Option Plan, including a change in the name of the Plan to the Director Compensation and Stock Option Plan (as amended and restated, the "Plan") and an increase by 200,000 shares of Common Stock in the number of shares available for issuance under the Plan. The purpose of the Plan is to encourage ownership of stock of the Company by directors, whose continued services are essential to the Company's future progress, and to provide them with an incentive to continue as directors of the Company. The Board of Directors of the Company believes that the Plan will enhance the ability of the Company to attract and retain qualified directors and will provide further incentive to directors as a result of their equity interest in the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE PLAN ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE PLAN

     The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan.

     Subject to adjustment for stock splits, stock dividends and other similar events, the total number of shares of Common Stock that can be issued under the Plan is 440,000 shares. Under certain circumstances, awards which expire, are forfeited or cancelled without delivery of shares of Common Stock will be available for future grants under the Plan. Shares issued under the Plan may be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the participant. Only non-employee directors of the Company who are paid fees for service on the Board of Directors or a committee thereof ("non-employee directors") are eligible to receive awards under the Plan. The Company currently has 10 non-employee directors (which number may change in the future). All options granted under the Plan are non-qualified stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Through August 31, 1998, options to purchase 201,500 shares had been granted under the Plan and options to purchase or awards for an additional 64,500 shares were available to be granted under the Plan.

     The Plan provides for (i) the grant of shares of Common Stock subject to risk of forfeiture and restrictions on transfer for a specified period ("Restricted Stock"), (ii) the grant of rights to receive shares of Common Stock upon settlement subject to risk of forfeiture and restrictions on transfer for a specified period ("Restricted Stock Units"), and (iii) the grant of non-qualified stock options to purchase Common Stock. Awards of Restricted Stock, Restricted Stock Units and options may be granted under the Plan to non-employee directors in accordance with policies established from time to time by the Board of Directors.

     Restricted Stock and Restricted Stock Units

     The Plan provides for the payment of annual retainer fees and meeting fees payable to a director in his or her capacity as a director for service on the Board of Directors and committees thereof, to be paid to non-employee directors in the form of awards of Restricted Stock or Restricted Stock Units, in accordance with policies established from time to time by the Board of Directors.

     Under the initial policy of the Board of Directors for the grant of Restricted Stock and Restricted Stock Units under the Plan, on the date of each annual meeting of stockholders at which directors are elected, each non-employee director, in lieu of the payment in cash of such director's annual Board fees and meeting fees, if any, shall be granted an award of shares of Restricted Stock or Restricted Stock Units, at such director's election, equal to the sum of such fees divided by the fair market value of the Common Stock as determined in accordance with the terms of the Plan. Unless otherwise determined by the Board of Directors, (i) an award of Restricted Stock or Restricted Stock Units shall vest and not be subject to forfeiture (A) at the close of business on the day preceding the annual meeting of stockholders in the third year following the year of grant of such award, (B) upon a "change in control" of the Company (as defined in the Plan) or (C) upon termination of the director's service due to death, disability or retirement at or after age 60, and (ii) an award of Restricted Stock or Restricted Stock Units shall be forfeited upon the termination of the director's service.

     Stock Options

     Under the initial policy of the Board of Directors for the grant of options under the Plan, non-employee directors shall receive (i) on the date of each annual meeting at which a director is automatically granted Restricted Stock or Restricted Stock Units pursuant to the Plan, an automatic grant of an option to purchase a number of shares of Common Stock equal to two times the number of shares of Restricted Stock and Restricted Stock Units granted to the director on such date (a "Performance Option"), and (ii) an automatic grant of an option to purchase 6,500 shares of Common Stock (A) on the date a participant is first elected or appointed as a director (an "Initial Option") and (B) on March 31 of each year, if such director attended at least 75% of the total number of Board of Directors meetings and meetings of Board committees on which he or she then served, held during the preceding fiscal year (an "Annual Option"), provided that an Annual Option shall not be granted to a director who was granted an Initial Option during the preceding three months. The exercise price of each option granted under the Plan shall equal the fair market value of the Common Stock on the date of grant as determined in accordance with the terms of the Plan.

     Unless otherwise determined by the Board of Directors, each Performance Option shall vest and become fully exercisable on the earlier of (i) the day prior to the date of the annual meeting of stockholders in the seventh year after the date of grant and (ii) the earliest date, following the date of grant, on which the market price of the Common Stock equals or exceeds an amount equal to 1.667 times the exercise price of the option. In the event of a "change in control" of the Company (as defined in the Plan) or termination of the participant's service as a director due to his or her death, disability or retirement at or after age 60, all outstanding Performance Options will immediately vest and become fully exercisable.

     Unless otherwise determined by the Board of Directors, each Initial Option and Annual Option shall vest and become exercisable as to one-third of the shares subject to such Option on each of the first three anniversaries of the date of grant, provided the participant continues to serve as a director on such dates or no longer serves as director due to termination of his or her service at or after age 60. In the event of a "change in control" of the Company (as defined in the Plan) unless otherwise determined by the Board of Directors or specified in the Option grant instrument or termination of the participant's service as a director due to his or her death or disability, all outstanding Initial Options and Annual Options will immediately vest and become fully exercisable.

     Deferred Shares and Deferral Accounts

     The Plan provides that the Board of Directors may adopt compensation policies which permit non-employee directors to elect to be paid fees in respect of service as a director in the form of rights to receive shares of Common Stock upon settlement and not subject to risk of forfeiture ("Deferred Shares").

     A participant may elect to defer receipt of retainer fees or other director compensation in the form of Deferred Shares. In that event, a number of Deferred Shares equal to the aggregate amount of such fees divided by the fair market value of the Common Stock, as determined in accordance with the terms of the Plan, shall be credited to such director's deferral account. The Plan also permits a participant to defer receipt of Common Stock to be received upon the exercise of options granted under the Plan, if the exercise price of such options is paid by surrender of shares of Common Stock. Deferral accounts shall be settled, with respect to securities not subject to risk of forfeiture, at such future time as the participant shall elect by notice to the Company.

     Amendments and Termination

     The Board of Directors may at any time amend, suspend, discontinue or terminate the Plan, provided that, without the consent of a participant, no action shall materially and adversely affect the rights of such participant with respect to any rights to payment of amounts credited to such participant's account. In addition, amendment or alteration of the Plan shall be subject to stockholder approval if required by law or the rules of any stock exchange on which the Common Stock may then be listed.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Plan and with respect to the sale of Common Stock acquired under the Plan.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a Restricted Stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

     Restricted Stock Units and Deferred Shares. A participant will not recognize taxable income upon the grant of a Restricted Stock Unit or the credit of Deferred Shares under the Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of the Restricted Stock Unit or Deferred Shares.

     Upon selling any Common Stock received by a participant under the terms of a Restricted Stock Unit or Deferred Shares, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Stock Options. A participant will not recognize taxable income upon the grant of an option under the Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

     Deferral of Certain Option Stock. Under certain circumstances, the Plan permits a participant to exercise a stock option by delivering to the Company Common Stock having a fair market value equal in amount to the exercise price, and elect to convert a portion of the shares of Common Stock deliverable upon exercise of the stock option into Deferred Shares. The use of this method of exercise allows a participant to exercise a stock option without incurring any immediate income taxes. The participant's tax basis in any shares of Common Stock delivered to the Company to exercise an option generally will be carried over to an equal number of shares of Common Stock acquired upon exercising the option. A participant may elect to receive Deferred Shares for any shares in excess of the number of shares surrendered to exercise the option.

     Tax Consequences to the Company. The grant of an option under the Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan.

                             PROPOSAL TO APPROVE AN
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is advisable and in the best interests of the stockholders of the Company to amend and restate the Company's Certificate of Incorporation to (i) change the name of the Company from "Wang Laboratories, Inc." to "Wang Global Corporation", (ii) increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 100 million to 200 million, and (iii) eliminate certain obsolete provisions related to restrictions on the transfer of Common Stock.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     Change Name to Wang Global Corporation. The Board of Directors recommends that the Company's name be changed from "Wang Laboratories, Inc." to "Wang Global Corporation". The Board of Directors believes the new name reflects the Company's increased global scope and focus of its operations which has resulted from its acquisition of Olsy.

     Increase Number of Authorized Shares of Common Stock. The Board of Directors recommends that the number of authorized shares of Common Stock of the Company be increased from 100,000,000 shares to 200,000,000 shares.

     The Company is currently authorized to issue 105,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value of $0.01 per share (the "Preferred Stock"). As of August 31, 1998, 46,189,773 shares of Common Stock were outstanding, 6,959,603 shares of Common Stock were reserved for issuance under the Company's stock option and stock benefit plans and arrangements, 4,056,793 shares of Common Stock were reserved for issuance upon conversion of outstanding 6 1/2% Preferred Stock and 4 1/2% Preferred Stock, 7,500,000 shares of Common Stock were reserved for issuance under the Company's outstanding warrants, 16,666,667 shares of Common Stock were reserved for issuance under the Company's Inter-company Convertible Instruments and 1,500,000 shares of Common Stock were reserved for issuance (subject to stockholder approval) in connection with the Olsy Acquisition. An indeterminate number of shares of Common Stock is required for the conversion of the Company's Series C Junior Participating Preferred Stock pursuant to the Company's Rights Plan. The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding.

     Although at present the Board of Directors has no specific plans to issue the additional shares of Common Stock that would be authorized under the amendment (other than the shares of Common Stock reserved for issuance, as described above), it desires to have such shares available to provide additional flexibility for business and financial purposes in the future. Subject to the requirements and limitations of the Nasdaq National Market, the additional shares may be used, without further stockholder approval, for various purposes including, without limitation, acquisitions, mergers or similar transactions, financings, stock dividends, establishing strategic relationships or providing equity incentives to employees, consultants, officers or directors.

     Eliminate Obsolete Provisions. The Certificate of Incorporation contains certain obsolete provisions related to restrictions on the transfer of Common Stock which were implemented in order to preserve certain net operating loss carryovers, capital loss carryovers and tax credit carryovers to which the Company was entitled pursuant to the Internal Revenue Code of 1986, as amended. These restrictions on transfer, by their terms, ceased to apply on December 15, 1995. The Amendment and Restated Certificate of Incorporation would eliminate the provisions related to such restrictions on transfer of Common Stock.

     If the stockholders approve the amendments described above and the restatement of the Certificate of Incorporation, the Company will file, shortly following such stockholder approval, an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment and restatement of the Certificate of Incorporation.

        PROPOSAL TO ISSUE ADDITIONAL SHARES OF COMMON STOCK TO OLIVETTI

     The Board of Directors has determined that it is advisable and in the best interests of the stockholders of the Company to approve the issuance of 1,500,000 shares of Common Stock to Olivetti in connection with the acquisition by the Company of Olsy on March 17, 1998 (the "Additional Issuance").

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE APPROVAL OF THE ADDITIONAL ISSUANCE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

THE ACQUISITION

     On March 17, 1998, the Company completed the purchase of Olsy, the wholly-owned information technology solutions and service subsidiary of Olivetti, except for Olivetti Corporation of Japan which was not completed until April 7, 1998 (collectively, the "Acquisition"). The Company also acquired a 19.9% interest in Olivetti Ricerca, the Italian consortium supplying research and development services to both the IT and telecom sectors. Olsy's revenues for the calendar year ended December 31, 1997 were approximately $2.4 billion, at then-current foreign currency exchange rates.

     In consideration for Olsy and pursuant to a Stock Purchase Agreement dated February 28, 1998, as amended on March 17, 1998, by and among Olivetti, the Company, Wang Nederland BV, Olivetti Sistemas E Servicios Limitada and Olivetti do Brasil S.A. (the "Stock Purchase Agreement"), pursuant to which the Company paid Olivetti $68.6 million in cash; issued 7,250,000 shares of Common Stock (and agreed to issue an additional 1,500,000 shares of Common Stock if approved by the stockholders of the Company (the "Additional Issuance")) with a value of $146.8 million at the time of closing; issued 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's Common Stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or Common Stock at the Company's election; and agreed to pay an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999. The purchase price for Olsy is subject to certain purchase price adjustments to be determined by the parties.

     Under the rules of the Nasdaq National Market, the Company must obtain stockholder approval prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock if (a) the issuance of such securities is in connection with the acquisition of the stock or assets of another company and (b) either (i) the Common Stock to be issued in the transaction will have upon its issuance voting power equal to or in excess of 20% of the voting power of the issuer's Common Stock outstanding before such issuance or (ii) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before such issuance. Accordingly, prior to the Additional Issuance, the Company must obtain approval from its stockholders, because the shares of Common

Stock paid at the closing, together with the Additional Issuance will represent more than 20% of the voting power of its Common Stock or more than 20% of the number of shares of Common Stock outstanding prior to such Additional Issuance.

     If the Additional Issuance is not approved by the Company stockholders on or prior to December 15, 1998, the Company is obligated to pay to Olivetti an amount in cash equal to the Fair Market Value of the Common Stock on December 15, 1998 multiplied by 1,500,000. "Fair Market Value" means the average of the daily Current Market Prices (average of the reported closing bid and ask prices on such day) of a share of Common Stock during the ten (10) consecutive trading days immediately prior to December 15, 1998.

     The purchase was accounted for using the purchase method of accounting in accordance with Accounting Principles Board No. 16, "Business Combinations" ("APB 16"). The Acquisition was a taxable transaction.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol ("WANG"). The high and low sales prices as of February 27, 1998 (the day preceding the initial announcement of the Acquisition) were $28.375 and $26.9375, respectively.

     STOCKHOLDERS ARE NOT BEING ASKED TO APPROVE THE ACQUISITION. A FAILURE OF THE COMPANY'S STOCKHOLDERS TO APPROVE THE ADDITIONAL ISSUANCE WILL NOT HAVE ANY EFFECT ON THE ACQUISITION.

WANG

     Wang is a leading global network and desktop integration and services company. With annual revenues of approximately $1.3 billion (prior to the Acquisition), the Company provides a comprehensive range of information technology ("IT") services and solutions including network and desktop design and integration, security and management, help desk, maintenance, resale and installation of IT and communications equipment, warranty support, procurement, electronic commerce and customer contact solutions for financial services institutions. The Company's customers include banking and other financial institutions, insurance companies, governments and their affiliates and commercial enterprises.

     The executive offices of Wang are located at 290 Concord Road, Billerica, Massachusetts 01821.

  Reasons for the Acquisition

     The Company believes that the combination of Olsy and the Company will contribute to the attainment of certain strategic goals. By virtue of the Acquisition, the Company has expanded its presence in key European and Asian markets through the addition of Olsy's strong local operations. The merger of the two businesses' operations and expertise has resulted in a new company, Wang Global, capable of providing clients with global IT solutions and services. The Acquisition created an IT services company that ranks among the leaders in desktop services in Europe and the world. The combined company is implementing its networked technology solutions and life cycle services strategy on a global scale, leveraging the long-term business relationships of both the Company and Olsy, including Olsy's customers in banking and other vertical markets. Customers are also benefiting from the combined organization's relationships with major software and hardware providers, including present strategic partners Cisco Systems, Dell and Microsoft.

OLSY

     Business. Olivetti Solutions ("Olsy"), an integrated business unit of the Olivetti Group, including the combined systems and services business of Olivetti Solutions, S.p.A. and its subsidiaries together with Olivetti Corporation of Japan and Olsy do Brasil S.A. Olsy is a provider of IT solutions and services to the Italian, European and global market. Olsy's primary geographical markets outside Italy are Great Britain, Nether-lands, France, Belgium, North America and Japan. Olsy delivers solutions and services based on open computing standards, distributed client server architectures and network infrastructures to customers, principally in the banking, public authority, utility and retail sectors. The solutions range from the development of the initial computing environment to systems integration and include analysis, design, validation, procurement and production through to delivery and roll out of complete solutions. The services provided by Olsy include hardware, software and network maintenance and support, outsourcing of distributed desktop computing environments and consultancy all of which are provided under contractual arrangements with customers. (see Appendix A attached hereto; "Notes to Combined Consolidated Financial Statements").

     Competition is vigorous in all parts of the worldwide market for network computing services and solutions. Olsy's competitors were numerous and vary extensively in size and resources. Some had substantially greater resources, stronger reference accounts, larger research and engineering staff and larger marketing organizations than did Olsy. Olsy's competitors included IBM, Seimens Nixdorf, Bull, Unisys and NCR.

     Olsy's customers include commercial customers, businesses, institutions and governments of varying sizes around the world. The Company's sales, marketing and professional services groups focus on customers with network and desktop productivity needs in selected markets. No customer accounted for more than 10% of Olsy's consolidated revenues in any of the periods reported.

     Olsy has a research and development program that is primarily focused on continuing support of software technology for the banking industry. Olsy's research and development expenses for the 9-months ended September 30, 1997 were Lire 33 billion. In fiscal 1996, Olsy spent Lire 90 billion on research and development in support of its continuing operations.

     Properties. At February 28, 1998, Olsy owned and leased a total of 6.2 million square feet of building space around the world, approximately 350,000 square feet of which was subleased to other third parties.

     Legal Proceedings. Olsy is a defendant in a number of routine lawsuits incidental to the conduct of its business. Although it is impossible to predict the results of specific matters, the Company believes that its aggregate liability, if any, for all litigation related to Olsy, in excess of insurance coverage and financial statement provisions, will not be material to the Company's consolidated financial position or its results of operations.

     The executive offices of Olsy are located at Via G. Jervis 77, 10015 Ivrea Italy.

  Specific Incorporation by Reference

     The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to the Company's 1998 Annual Report on Form 10-K.

WANG

                            SELECTED FINANCIAL DATA

     Wang Laboratories, Inc. and Subsidiaries Five-Year Comparison of Selected Financial Data (Dollars in millions except per share data)

                                                                                                                    PREDECESSOR
                                                                                                                      COMPANY
                                                                                                                   --------------
                                                                                                    NINE MONTHS     THREE MONTHS
                                    YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED         ENDED           ENDED
                                  JUNE 30, 1998    JUNE 30, 1997   JUNE 30, 1996   JUNE 30, 1995   JUNE 30, 1994   SEPT. 30, 1993
                                  --------------   -------------   -------------   -------------   -------------   --------------
Revenues........................     $1,887.0        $1,268.4        $1,013.9         $901.9          $644.4           $210.9
Income (loss) from continuing
  operations before
  reorganization expenses and
  discontinued operations.......       (281.6)           (6.7)           63.5          (14.2)            8.6             11.9
Reorganization expenses.........           --              --              --             --              --            (20.8)
Income (loss) from discontinued
  operations....................           --            76.6           (69.0)         (53.9)             --               --
Fresh-start reporting
  adjustment....................           --              --              --             --              --            193.6
Gain on debt discharge..........           --              --              --             --              --            329.3
                                     --------        --------        --------         ------          ------           ------
Net income (loss)...............       (281.6)           69.9            (5.5)         (68.1)            8.6            514.0
Dividends and accretion on
  preferred stock...............        (14.1)          (14.1)          (22.6)          (8.7)           (4.2)              --
                                     --------        --------        --------         ------          ------           ------
Net income (loss) applicable to
  common stockholders...........     $ (295.7)       $   55.8        $  (28.1)        $(76.8)         $  4.4           $514.0
                                     ========        ========        ========         ======          ======           ======
Net income (loss) per share:
    Basic:
         Continuing
           operations...........     $  (7.29)       $  (0.56)       $   1.13         $(0.70)         $ 0.13
         Discontinued
           operations...........           --            2.06           (1.91)         (1.64)             --
                                     --------        --------        --------         ------          ------           ------
             Net income
               (loss)...........        (7.29)           1.50           (0.78)         (2.34)           0.13                *
                                     ========        ========        ========         ======          ======           ======
    Diluted:
         Continuing
           operations...........     $  (7.29)       $  (0.56)       $   1.07         $(0.70)         $ 0.13
         Discontinued
           operations...........           --            2.06           (1.81)         (1.64)             --
                                     --------        --------        --------         ------          ------           ------
             Net income
               (loss)...........     $  (7.29)       $   1.50        $  (0.74)        $(2.34)         $ 0.13           $    *
                                     ========        ========        ========         ======          ======           ======
Average number of employees.....       13,300           9,300           6,200          5,200           5,900            6,700

AT JUNE 30,                              1998            1997            1996           1995            1994
--------------------------------     --------        --------        --------         ------          ------
Total assets....................     $2,189.2        $1,034.8        $  856.6         $852.5          $677.1
Depreciable assets, net.........     $  214.1        $  123.0        $  137.3         $134.4          $ 79.6
Working capital.................     $   39.3        $  126.1        $   86.7         $ 34.1          $ 95.1
Long-term debt, excluding
  liabilities subject to
  compromise....................     $  116.9        $     --        $     --         $ 23.0          $  2.0
Series A preferred stock........     $   86.2        $   85.5        $   84.8         $ 84.1          $   --
Exchangeable preferred stock....     $     --        $     --        $     --         $ 61.5          $ 53.2
Stockholders' equity............     $  311.5        $  422.8        $  343.1         $220.8          $272.3
Number of employees.............       20,800           9,300           7,200          6,200           5,300

Certain prior years' amounts have been reclassified to conform to the presentation for fiscal 1998. Employee data excludes discontinued operations and businesses held for sale.

*Per share data is not presented for the period ended September 30, 1993, the confirmation date of the Company's Reorganization Plan, due to the general lack of comparability as a result of the revised capital structure of the Company.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                           (INCLUDING PER SHARE DATA)

                            WANG LABORATORIES, INC.
                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

     The following pro forma information has been prepared assuming that the acquisition occurred at the beginning of the fiscal year ended June 30, 1997. The pro forma information is based on the historical financial statements of the Company and Olsy, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the Company's Form 8-K/A, Amendment No. 1 to Current Report Filed March 31, 1998. The pro forma information for the nine months ended March 31, 1998 includes the unaudited historical results of Wang and Olsy for the nine months then ended. The pro forma information for the fiscal year ended June 30, 1997 includes the historical results of Wang plus the unaudited historical results of Olsy for the four quarters ended September 30, 1997. Accordingly, the unaudited results of operations for the Olsy quarter ended September 30, 1997 are included in both the nine month and fiscal year periods. Revenues and loss from continuing operations for that quarter were $509.2 million and $32.2 million, respectively.

                                                   NINE MONTHS ENDED    YEAR ENDED
                                                    MARCH 31, 1998     JUNE 30, 1997
                                                   -----------------   -------------
Revenues.........................................      $2,694.4          $3,921.7
Income (loss) from continuing operations before
  extraordinary item.............................      $ (110.0)         $ (199.7)
Loss on debt discharge...........................      $    (--)         $  (19.8)
Income (loss) from continuing operations.........      $ (110.0)         $ (219.5)
Net income (loss) applicable to common
  stockholders...................................      $ (120.6)         $ (233.6)
Net income (loss) per share from continuing
  operations
  Basic..........................................      $  (2.56)         $  (5.08)
  Diluted........................................      $  (2.56)         $  (5.08)

                                                        MARCH 31, 1998
                                                        --------------
Total assets..........................................     $2,514.0
Depreciable assets, net...............................     $  302.0
Working capital deficit...............................     $  (91.0)
Long-term debt........................................     $   44.4
Series A preferred stock..............................     $   86.0
Stockholders' equity..................................     $  507.4

     Financial Information:  See Appendix A attached hereto (Reproduced Form
8-K/A)

     In connection with the Company's filing of Form 8-K, as amended, and disclosures made in its August 12, 1998 earnings release regarding the results of operations for the year ended June 30, 1998, the Company is engaged in discussions with the staff of the Securities and Exchange Commission regarding the purchase price allocation related to the Acquisition and other charges recorded in the June quarter. The Company in concurrence with its auditors, Ernst & Young, LLP, believe that the purchase price allocation and related amortization charges, as well as the other charges recorded in the June quarter, are in accordance with generally accepted accounting principles.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     The Company is exposed to market risk from changes in interest rates and foreign exchange rates. The Company does not use derivative instruments for trading purposes. The Company monitors foreign exchange and interest rate risks and manages such risks on specific transactions. The risk management process uses analytical techniques including market value, sensitivity analysis, and value at risk estimates. The Company does not believe that the potential exposure is significant in light of the size of the Company and its business. In addition, foreign exchange rates may move in the Company's favor. Recent experience has demonstrated that gains on certain days are offset by losses on other days. While the Company does not expect to incur material losses as a result of this market risk, there can be no assurance that losses will not result.

OLSY

     Pro Forma Financial Data: See "Wang -- Pro Forma Combined Selected Financial Data".

     Financial Information:  See Appendix A attached hereto (Reproduced Form
8-K/A)

     Selected Financial Data: Olivetti Solutions (an integrated unit of the Olivetti Group) Comparison of Selected Financial Data (Lire in billions)

                                                    NINE MONTHS
                                                       ENDED         YEAR ENDED
                                                   SEPT. 30, 1997   DEC. 31, 1996
                                                   --------------   -------------
Revenues.........................................       2,938           4,495
Loss from continuing operations before
  extraordinary item.............................        (113)           (356)
Loss on debt discharge...........................          --             (30)
Net loss.........................................        (113)           (386)

                                                     SEPTEMBER        DECEMBER
                                                        1997            1996
                                                     ---------        --------
Total assets.....................................       3,429           3,751
Depreciable assets, net..........................         364             359
Working capital (deficit)........................         337             (61)
Long-term debt, excluding liabilities subject to
  compromise.....................................          76              89
Stockholders' equity (deficit)...................         232            (187)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS:

     NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND COMMENTARY ON THE QUARTER ENDED DECEMBER 31, 1996 (UNAUDITED).

OVERVIEW

     Olivetti Solutions ("Olsy" or in this "Overview" Section, the "Company"), an integrated business unit of the Olivetti Group, includes the combined systems and services businesses of Olivetti Solutions S.p.A. ("Olsy S.p.A.") and its legally owned companies, O. Group Technology S.p.A., Regulus S.p.A., O.R.E.& L s.r.l., the systems and services business of Olivetti do Brasil, 40% interest in Olivetti Espana and 80% interest in Olivetti Corporation of Japan and their predecessor operations.

     Prior to 1996, the business of the Company was conducted by Olivetti S.p.A. and several other Olivetti Group companies located in Italy and in various other countries, some of which conducted other operations through several business lines. Beginning in 1995, the Olivetti Group began a series of transactions to formally separate the business of the Company from the non-Olsy business and to consolidate the shareholdings of the various companies into Olivetti Solutions S.p.A. These transactions included the retention of certain Non-Olsy business assets and liabilities, the disposition of non-core assets, liabilities and operations and the forgiveness of approximately Lire 515 billion owed to other Olivetti Group companies. As a result of the changes in legal structure and share ownership, several previously combined entities were consolidated in 1997.

     The financial statements of the Company have been derived by extracting the assets and liabilities and results of operations of the Company from the consolidated assets, liabilities and results of operations of the Olivetti Group. Accordingly, the combined consolidated financial statements contain necessary allocations of assets, liabilities, revenues and expenses attributable to the Company as deemed reasonable by management to present the Company on a stand alone basis. However, the financial position and results of operations of the Company may differ from the results that may have been achieved had the Company operated as an independent entity.

     In connection with its acquisition by Wang Laboratories, Inc ("Wang"), Olsy prepared financial statements in accordance with U.S. Generally Accepted Accounting Principles for the year ended December 31, 1996 and the nine months ended September 30, 1997. For purposes of this analysis, the nine months ended September 30, 1997 are compared to the same unaudited nine month period in the prior year. The discussion and analysis also includes commentary on the unaudited three months ended December 31, 1996.

     For the nine months ended September 30, 1997, the Company reported revenues of Lire 2,938 billion, a 5.4% decrease compared to the same period in the prior year. The decrease is attributable to price pressure in the traditional service business, a decision to move away from lower margin activities and market uncertainty surrounding the future of Olsy. Revenues for the quarter ended December 31, 1996 were Lire 1,387 billion and represented 30.8% of revenues for the calendar year 1996.

     The operating loss for the nine months ended September 30, 1997 of Lire 68 billion includes non-recurring charges of Lire 25 billion and non-recurring income of Lire 68 billion. The non recurring charges relate principally to severance and exit costs while non recurring income arose from dispositions of real estate and non-core businesses. The Lire 25 billion non-recurring charges are recorded as selling, general and administrative expense while the non-recurring income is included as other revenues. The operating loss for the nine months ended September 30, 1996 of Lire 162 billion includes Lire 23 billion of restructure expense for headcount reduction and abandoned space costs. Excluding the non-recurring charge, the operating loss for the nine months ended September 30, 1996 was Lire 139 billion.

     The Company recorded an operating loss of Lire 116 billion during the quarter ended December 31, 1996. This included restructuring charges of Lire 59 billion for workforce reductions and facilities disposals. The results of the quarter also includes a loss on the early extinguishment of debt of Lire 30 billion for lease settlement costs.

     Excluding these non recurring items, the operating loss reported for the nine months ended September 30, 1997 was Lire 111 billion, a decrease of Lire 27 billion from that recorded for the same period in the prior year. This reflects the impact of the restructuring initiative adopted in the prior year. On the same basis the operating loss for the quarter ended December 31, 1996 would have been Lire 27 billion.

     Losses before taxes and minority interests for the nine month periods ended September 30, 1997 and 1996 were Lire 103 billion and Lire 216 billion respectively.

     The loss before taxes and minority interests for the quarter ended December 31, 1996 was Lire 138 billion.

  Revenues

     Total revenues for the nine months ended September 30, 1997 were Lire 2,938 billion, a decline of Lire 170 billion from the same period in the prior year.

     Revenues from services for the nine month period ended September 30, 1997 were Lire 1,280 billion, a reduction of Lire 408 billion, or 24.2%, from the same period in the prior year, while revenues from products were Lire 1,590 billion an increase of Lire 184 billion, or 13.1%. The reduction in services revenues was caused primarily by reductions in solutions integration projects of Lire 50 billion, traditional services of Lire 36 billion and a change in the mix of the network integration business between services and products.

     During the quarter ended December 31, 1996, revenues from services were Lire 575 billion while revenues from products amounted to Lire 812 billion.

  Gross Margins

     Gross margins on services for the nine month period ended September 30, 1997 were 22.3%, compared to 19.2% for the same period in the prior year. The improvement is a result of operating efficiencies in the field service organization, the favorable effects of restructuring initiatives, and the loss of some lower margin business.

     Gross margins on product sales for the nine month period ended September 30, 1997 were 17.7%, compared with 15.8% for the same period in the prior year. An improved procurement process, an increase in higher margin networking product sales and a reduction in traditional PC product sales where margins are generally lower, contributed to this improvement.

     Gross margins on services during the quarter ended December 31, 1996 were 26.8%, reflecting the concentration of higher margin solutions integration projects. Product gross margins were 20.7% during the same quarter as a result of the favorable mix of specialized banking devices which earn a higher margin.

  Selling, General and Administration ("S,G & A") Expenses

     S, G &A expenses, excluding research and development, for the nine month period ended September 30, 1997 were Lire 669 billion or 22.8% of net revenues compared to Lire 599 billion or 19.4% of net revenues for the same period in the prior year. The nine month period ended September 30, 1997 includes Lire 25 billion of non-recurring charges described above. Excluding these non-recurring charges, S,G &A increased by Lire 45 billion. This increase is primarily due to additional marketing and documentation costs associated with the creation of Olivetti Solutions and the brand name Olsy. S,G &A expense during the quarter ended December 31, 1996 amounted to Lire 330 billion.

  Research and Development ("R&D") Expenses

     R&D expenses for the nine month period ended September 30, 1997 were Lire 33 billion, compared to Lire 70 billion for the same period in the prior year. This reduction was a consequence of the completion of several initiatives in 1996 and the more focussed approach to the market adopted by the Company during 1997. Research and development expense for the quarter ended December 31, 1996 amounted to Lire 20 billion.

  Interest Expense

     Interest expense incurred during the nine month period ended September 30, 1997 was Lire 35 billion, compared to Lire 54 billion for the same period of 1996. This was achieved by improved working capital management and other cash management initiatives.

     During the quarter ended December 31, 1996 the Company incurred interest expense of Lire 22 billion. This is consistent with the higher working capital requirements experienced in the quarter which also has the greatest volume of business.

  Income tax

     The provision for income taxes recorded during the nine month period ended September 30, 1997 was Lire 15 billion compared to Lire 22 billion in the same prior year period. The provision for the quarter ended December 31, 1997 was Lire 7 billion recorded in jurisdictions where there was taxable income.

  Quantitative and Qualitative Disclosures About Market Risks

     Olsy is exposed to market risk from changes in interest rates and foreign exchange rates. Olsy does not use these derivative instruments for trading purposes. Subsequent to its acquisition by Wang, Olsy initiated a risk management control process to monitor the foreign exchange and interest rate risks. The risk management process uses analytical techniques including market value, sensitivity analysis, and value at risk estimates. Olsy does not believe that the potential exposure is significant in light of the size of Olsy and its business. In addition, the foreign exchange rate can move the Olsy's favor. Recent experience has demonstrated that gains on certain days are offset by losses on other days. Therefore, Olsy does not expect to incur material losses.

     Prior to December 31, 1996, the Company participated in certain Olivetti Group centralized foreign currency and risk management functions. As part of these activities, derivative financial instruments were utilized to manage risks generally associated with foreign currency and interest rate volatility. The statement of income for 1996 reflects both specific and allocated benefits and costs from these functions.

INTEREST OF CERTAIN PERSONS IN THE VOTES

     Roberto Colaninno is a director of the Company and is also an Officer of Olivetti.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the independent auditors for the Company (or its predecessor Massachusetts corporation) since 1980.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Stockholders should be aware that the Company's By-laws (a copy of which is available upon request to the Secretary of the Company) contain provisions requiring certain advance notice from a stockholder who wishes to bring business before the Annual Meeting.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Kissel-Blake Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Kissel-Blake a fee of $5,000 plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for the interim period ending December 31, 1998 must be received by the Company at its principal office not later than February 28, 1999 for inclusion in the Proxy Statement for that meeting.

     To be considered for presentation at the Annual Meeting of Stockholders for the interim period ending December 31, 1998, although not included in the Proxy Statement, proposals of stockholders must be received by the Company at its principal office no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with Securities and Exchange Commission are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended June 30, 1998; the Company's Current Report on Form 8-K filed on August 5, 1998; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     Certain financial information from the Form 10-K and management's discussion and analysis information has been included in the Annual Report to Stockholders which is being mailed to stockholders simultaneously with this Proxy Statement.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the mailing date of this Proxy Statement and prior to November 24, 1998, the date of the Annual Meeting, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Proxy Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Proxy Statement is delivered, on the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein by reference). Requests should be directed to Wang Laboratories, Inc., Attn: Legal Department, 290 Concord Road, Billerica, Massachusetts 01821, telephone no, (978) 967-5000.

                                          By Order of the Board of Directors,

                                          ALBERT A. NOTINI,
                                          Secretary

October   , 1998

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A
----------




OLIVETTI SOLUTIONS

























                            COMBINED CONSOLIDATED
                             FINANCIAL STATEMENTS
                                   US GAAP
                As of September 30, 1997 and December 31, 1996





















February 24, 1998

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Olivetti S.p.A.
Ivrea


We have audited the combined consolidated balance sheets of Olivetti Solutions ("Olsy"), an integrated business unit of the Olivetti Group, as of September 30, 1997 and December 31, 1996 and the related combined consolidated statements of income, changes in net assets (liabilities) and cash flows for the nine month and one year periods, respectively then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain combined and/or consolidated companies, whose statements as of and for the nine months ended September 30, 1997 and the year ended December 31, 1996 reflect total assets and revenues constituting 22% and 22% and 15% and 16% respectively, of the related combined consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, in so far as it relates to the amounts included for those companies, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Olsy as of September 30, 1997 and December 31, 1996 and the results of its operations and its cash flows for the nine month and one year periods respectively then ended, in conformity with generally accepted accounting principles in the United States of America.


 Coopers & Lybrand S.p.A.



Turin, Italy
February 24, 1998 except with respect to notes 29 c) and 29 d) for which the dates are April 7, 1998 and May 12, 1998 respectively.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Olsy Belgium S.A.:

We have audited the accompanying consolidated carved out balance sheet of OLSY BELGIUM S.A. AND SUBSIDIARIES as of December 31, 1996 and the related consolidated statements of income, cash flows, and stockholders' equity for the year then ended and the accompanying consolidated balance sheet of Olsy Belgium S.A. and subsidiaries as of September 30, 1997 and the related consolidated statements of income, cash flows, and stockholders' equity for the nine months period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above (not presented separately herein) present fairly, in all material respects, the consolidated carved out financial position of Olsy Belgium S.A. and subsidiaries as of December 31, 1996, and the consolidated results of their carved out operations and the consolidated carved out cash flows for the year then ended and the consolidated financial position of Olsy Belgium S.A. and subsidiaries as of September 30, 1997, and the consolidated results of the their operations and the consolidated cash flows for the nine months period then ended in conformity with accounting principles generally accepted in the United States of America.

ARTHUR ANDERSEN
Reviseurs d'Entreprises


/s/ Guy Wygaerts
---------------------------------
Guy Wygaerts


February 24, 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Olivetti Espana, S.A.:

We have audited the accompanying carved-out balance sheet of Olivetti Espana, S.A. as of December 31, 1996, and the accompanying balance sheet as of September 30, 1997, and the related statements of income, cash flows and changes in stockholders' equity for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997. There financial statements are the responsibility of Olivetti Espana, S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Espana, S.A. as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine-month period ended September 30, 1997, in accordance with generally accepted accounting principles in the United States of America.


ARTHUR ANDERSEN



/s/ Koro Usarraga
-----------------
Koro Usarraga



February 23, 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  Olivetti Corporation of Japan:

We have audited the accompanying balance sheet of Olivetti Corporation of Japan (a Japanese corporation, 80%-owned by Olivetti Systems Technology Corporation and 20%-owned by Toshiba Corporation) as of December 31, 1996 and the related statements of loss and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Corporation of Japan as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Arthur Andersen

Tokyo, Japan,
November 7, 1997

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  Olivetti Corporation of Japan:

We have audited the accompanying balance sheet of Olivetti Corporation of Japan (a Japanese corporation, 80%-owned by Olivetti Systems Technology Corporation and 20%-owned by Toshiba Corporation) as of September 30, 1997 and the related statements of loss and accumulated deficit, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Corporation of Japan as of September 30, 1997 and the results of its operations and its cash flows for the nine-month period then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Arthur Andersen

Tokyo, Japan,
November 7, 1997

To the shareholders of
Olsy Austria Information Systems GmbH
Vienna


Olsy Austria Information Systems GmbH (Olsy Austria)
Audit Opinion on the Consolidated Financial Statements as of December 31, 1996 and September 30, 1997

We have audited the accompanying consolidated balance sheet of Olsy Austria and its subsidiaries as of December 31, 1996 and September 30, 1997 and the related consolidated profit and loss account and statements of cash flows for the year ended December 31, 1996 and the nine months period ended September 30, 1997, all expressed in thousands of Austrian Schillings. These consolidated financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of the above financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above after the restatement described in Note 11, present fairly, in all material respects, the financial position of Olsy Austria as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months period ended September 30, 1997 in conformity with generally accepted accounting principles in the United States of America.


                                                PRICE WATERHOUSE AG


                               /s/ WOLFRAM STEINER           /s/ JOHANNES MORTL
                               -------------------           -------------------
                                   WOLFRAM STEINER               JOHANNES MORTL




February 24, 1998, except as to
Note 11, which is as of May 12, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE DIRECTORS AND SHAREHOLDERS OF OLIVETTI (HONG KONG) LIMITED


We have audited the accompanying consolidated financial statements of Olivetti (Hong Kong) Limited and its subsidiary as of September 30, 1997 and December 31, 1996 and the related consolidated statements of income, of cash flows and of changes in shareholders' equity for the nine months period ended
September 30, 1997 and the year ended December 31, 1996, all expressed in Hong Kong dollars. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Olivetti (Hong Kong) Limited and its subsidiary at September 30, 1997, and December 31, 1996 and the consolidated results of their operations and their cash flows for the period from January 1, 1997 to September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles in the United
States of America.



PRICE WATERHOUSE

Price Waterhouse
Certified Public Accountants


HONG KONG, January 10, 1998

REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors of
Olsy Africa (Proprietary) Limited

We have audited the accompanying consolidated balance sheets of Olsy Africa (Proprietary) Limited as of September 30, 1997 and December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two periods ended September 30, 1997 and December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Olsy Africa (Proprietary) Limited as at September 30, 1997 and December 31, 1996 and the consolidated results of its operations and its cash flows for each of the periods ended September 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.


                                                               December 24, 1997


/s/ Price Waterhouse

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
                      COMBINED CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

ASSETS                                         SEPTEMBER 30, 1997   DECEMBER 31, 1996
------                                         ------------------   -----------------
Current assets:
  Cash and cash equivalents                                   179                 329
  Restricted cash                                              13                  10
  Marketable securities                                        19                  10
  Accounts receivable trade,
    net of allowance for doubtful accounts                  1,263               1,617
  Advances to related parties                                 744                 538
  Inventories                                                 405                 405
  Accrued income, prepaid expenses
    and other current assets                                  294                 343
  Deferred tax assets                                           2                   3
                                                            -----               -----
    Total current assets                                    2,919               3,255
                                                            -----               -----

Property, plant and equipment, net                            364                 359
Investments                                                    16                  16
Prepaid pension costs                                          22                  21
Intangible assets, net                                         29                  29
Other assets                                                   66                  54
Deferred tax assets                                            13                  17
                                                            -----               -----
    TOTAL ASSETS                                            3,429               3,751
                                                            =====               =====

LIABILITIES
-----------
Current liabilities:
  Due to related parties                                      533               1,026
  Current portion of long-term debt and
    obligations under capital leases                          341                 518
  Accounts payable and accrued liabilities                  1,595               1,585
  Other current liabilities                                   103                 166
  Income taxes payable                                         10                  21
                                                            -----               -----
    Total current liabilities                               2,582               3,316
                                                            -----               -----

Long-term debt                                                 76                  89
Obligations under capital leases                               85                  96
Other liabilities                                             429                 402
Deferred tax liabilities                                        3                   4
Minority interests                                             22                  31
                                                            -----               -----
    TOTAL LIABILITIES                                       3,197               3,938
                                                            -----               -----
Commitments and contingencies (Note 20)

Net assets (liabilities)                                      232                (187)
                                                            -----               -----
    TOTAL LIABILITIES AND NET ASSETS                        3,429               3,751
                                                            =====               =====


    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
                   COMBINED CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

                                                          SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                          ------------------    -----------------
Revenues:
   Product sales                                                       1,590                2,218
   Services                                                            1,280                2,263
   Other                                                                  68                   14
                                                                      ------               ------
     TOTAL NET REVENUES                                                2,938                4,495

Operating costs and expenses:
   Cost of product sales                                              (1,309)              (1,828)
   Cost of services                                                     (994)              (1,785)
   Selling, general and administrative                                  (702)              (1,048)
   Restructuring costs                                                    (1)                 (82)
                                                                      ------               ------
     TOTAL OPERATING COSTS AND EXPENSES                               (3,006)              (4,743)
                                                                      ------               ------

     Loss before interest expense,
       provision for income taxes, minority interests
       and extraordinary item                                            (68)                (248)

Interest expense, net                                                    (35)                 (76)
                                                                      ------               ------
     Loss before provision for income taxes,
       minority interests, and extraordinary item                       (103)                (324)

Provision for income taxes                                               (15)                 (29)
Minority interests in net loss (earnings) of subsidiaries                  5                   (3)
                                                                      ------               ------
  NET LOSS BEFORE EXTRAORDINARY ITEM                                    (113)                (356)

    Loss on early extinguishment of debt, net of tax                      --                  (30)
                                                                      ------               ------
  NET LOSS                                                              (113)                (386)
                                                                      ======               ======




    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
                        COMBINED CONSOLIDATED STATEMENTS
                     OF CHANGES IN NET ASSETS (LIABILITIES)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)




BALANCE,  JANUARY 1, 1996                                                   297

Adjustment for the initial adoption of FASB 87, net of tax (Note 18)        (25)
Capital contribution (Note 18)                                               13
Net capital distribution (Note 1)                                           (84)
Net loss                                                                   (386)
Foreign currency translation adjustment                                      (2)
                                                                           ----
BALANCE, DECEMBER 31, 1996                                                 (187)

Forgiveness of amounts due to Olivetti Group (Notes 1 and 11)               515
Capital increase, Olivetti Espana S.A. (Note 27)                             15
Net loss                                                                   (113)
Foreign currency translation adjustment                                       2
                                                                           ----
BALANCE, SEPTEMBER 30, 1997                                                 232
                                                                           ====



    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
               COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

                                                                                SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                                ------------------    -----------------
Cash flows from operating activities:
  Net loss                                                                                    (113)                (386)
  Adjustments to reconcile net loss to cash flows provided
        by operating activities:
    Gain on sale of property, plant and equipment and shareholdings                            (31)                  (7)
    Loss on disposition of assets                                                               --                   23
    Loss on early extinguishment of debt                                                        --                   30
    Allowance for doubtful accounts                                                             11                   25
    Depreciation and amortization of property, plant and equipment
        and intangible assets                                                                  101                  161
    Restructuring costs                                                                          1                   33
    Tax deferrals                                                                                5                    8
    Allocated costs, not paid                                                                   26                   --
    Pension expense                                                                             21                   25
    Other                                                                                       (3)                 (12)
    Changes in assets and liabilities:
      Decrease in accounts receivable                                                          343                  922
      Decrease in inventories                                                                   --                  161
      (Increase) decrease in other current and noncurrent assets                                24                  (67)
      Increase (decrease) in accounts payable and accrued liabilities                           10                 (566)
      Increase (decrease) in other current and noncurrent liabilities                          (68)                (191)
                                                                                              ----                 ----
             NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                                   327                  159

Cash flows from investing activities:
  Advances to related parties                                                                 (206)                  21
  Additions to property, plant and equipment                                                   (96)                (118)
  Proceeds from the sale of property, plant and equipment and shareholdings                     46                   28
  Acquisition of businesses, net of cash acquired                                               (9)                 (24)
  Other, principally marketable securities                                                     (10)                 206
                                                                                              ----                 ----
             NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                                 (275)                 113

Cash flows from financing activities:

  Due to related parties                                                                         4                  (53)
  Capital contribution from Olivetti Group                                                      15                   13
  Cash distribution to Olivetti Group                                                           --                 (159)
  Proceeds from long-term debt                                                                  --                   55
  Retirement of long-term debt                                                                (205)                (217)
                                                                                              ----                 ----
             NET CASH USED IN FINANCING ACTIVITIES                                            (186)                (361)

Effect of exchange rate changes on cash and cash equivalents
  and restricted cash                                                                          (13)                 (31)

Decrease in cash and cash equivalents and restricted cash                                     (147)                (120)

Cash and cash equivalents and restricted cash, beginning of year                               339                  459
                                                                                              ----                 ----
             CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR                        192                  339
                                                                                              ====                 ====

Income taxes paid                                                                               21                   14
Interest paid                                                                                   20                   76




    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP) NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     THE COMPANY

     Olivetti Solutions "OLSY", an integrated business unit of the Olivetti Group, includes the combined systems and services businesses of Olivetti Solutions S.p.A. ("Olsy S.p.A.") and its legally owned companies, O. Group Technology S.p.A., Regulus S.p.A., O.R.E.& L s.r.l., the systems and services business of Olivetti do Brasil, 40% interest in Olivetti Espana and Olivetti Corporation of Japan and their predecessor operations (collectively the "Company" or the "Business"). These financial statements have been prepared pursuant to the requirements of the draft Sale and Purchase Agreement by and among Wang Laboratories, Inc., Wang Netherland B.V., Olivetti S.p.A., Olivetti Holding B.V. and Olivetti do Brasil S.A. for inclusion in filings with the United States of America Securities and Exchange Commission under Rule 3.05 of Regulation SX.


     DESCRIPTION OF BUSINESS

     The Company is a provider of information technology ("IT") solutions and services to the Italian, European and global market. The Company's primary geographical markets outside of Italy are: Great Britain, Netherlands, France, Belgium, North America and Japan. The Company delivers solutions and services based on open computing standards, distributed client server architectures and network infrastructures to customers, pricipally in the banking, public authority, utility and retail sectors. The solutions range from development of the initial computing environment to systems integration and include analysis, design, validation, procurement and production through to delivery and roll out of complete solutions. The services provided by the Company, include hardware, software and network maintenance and support, outsourcing of distributed desktop computing environments and consultancy all of which are provided under contractual arrangements with customers.


     FORMATION

     Prior to 1996, the business of the Company was conducted by Olivetti S.p.A., several other Olivetti Group corporations located in Italy and in various other countries, some of which conducted other operations through several business lines (the "Non-Olsy Business"). Beginning in 1995, the Olivetti Group began a series of transactions to formally separate the business of the Company from the Non-Olsy Business. At the end of 1995 and during the first months of 1996, certain international subsidiaries of the Olivetti Group transferred certain Non-Olsy Business assets and liabilities, consisting primarily of inventories and severance pay reserves, to other newly created Olivetti Group companies. The remaining assets and liabilities of the Non-Olsy Business including cash, tangible and intangible assets, trade receivables, payables, and provisions were transferred to the Company. These transfers have been recorded as a net capital distribution in the combined consolidated statement of changes in net assets (liabilities). Accordingly, the statements of income and cash flows subsequent to the transfer reflect the activity relating to the transferred assets and liabilities.

     On January 1, 1997, substantially all of the systems and services assets and liabilities of Olivetti S.p.A. were transferred to Olivetti Solutions S.p.A. (formerly Sixcom S.p.A.), an Olivetti Group company, which prior to that date, had nominal activity and nominal assets and liabilities. As part of the transaction several minor companies involved in the systems and services business' and certain other assets and liabilities mainly including cash, intangibles and debt were retained by Olivetti S.p.A. For the purpose of these financial statements these transactions have been accounted for as part of the net capital distribution described above, in the combined consolidated statement of changes in net assets (liabilities) as of December 31, 1996.

     During 1997, substantially all of the shareholdings in certain international subsidiaries of the Olivetti Group, except for the shareholdings in Olivetti do Brasil, Olivetti Corporation of Japan, 40% of Olivetti Espana S.A., O.Group Technology S.p.A., Regulus S.p.A. and O.R.E.&
     L. s.r.l., and some other minor Italian entities were transferred to Olivetti Solutions S.p.A. In conjunction with the transfer certain amounts including debt, interest and allocated costs owed by the Company to other Olivetti Group Companies of approximately Lire 515 billion was forgiven. The forgiveness has been recorded as a net capital contribution in the combined consolidated statement of changes in net assets (liabilities).

     As a result of the above changes in legal structure and share ownership certain previously combined entities were consolidated in 1997.

     BASIS OF PRESENTATION

     These financial statements present the combined consolidated assets and liabilities and results of operations of the Company. Because the Company did not previously prepare separate financial statements, these financial statements were derived by extracting the assets and liabilities and results of operations of the Company from the consolidated assets, liabilities and results of operations of the Olivetti Group. Accordingly, the combined consolidated financial statements contain necessary allocations of assets, liabilities, revenues and expenses attributable to the Company as deemed reasonable by management to present the Company on a stand alone basis. Although management is unable to estimate the actual costs that would have been incurred had the services been purchased from independent third parties, the allocation methodologies described below and within the respective notes to financial statements, where appropriate, are considered reasonable by management. However, the financial position and results of operations of the Company may differ from the results that may have been achieved had the Company operated as an independent entity. Additionally, future expenses incurred as an independent entity may not be comparable to the historical levels.

     The combined consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America.

     The reporting currency of the Company is the Italian lira. All amounts in these financial statements have been prepared in billions of Italian lira unless otherwise stated.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ALLOCATIONS

     The financial statements reflect the assets, liabilities, revenue and expenses that were directly related to the Company as they were operated within the Olivetti Group. In cases involving assets and liabilities not specifically identifiable to any particular business line, a portion of such items were allocated to the Company based on assumptions that management considers reasonable in the circumstances.

     The Olivetti Group uses a centralized approach to cash management and the financing of its operations, except for certain specific cash, marketable securities, and debt recorded by the operating companies. Cash and cash equivalents, marketable securities and debt not specifically identifiable to the operations of the Company were allocated to the Company based on the historical debt to equity ratio of each individual operating company within Olsy as of the beginning of 1996. The balances of these accounts at the end of 1996 reflect the beginning allocated balance plus the net cash inflow and outflow during the year. Interest expense on attributed debt was allocated to the Company by applying the average interest rates applicable to each operating company to which the debt related to.

     The statements of income include all of the costs of doing business including specific corporate costs of the Company and certain allocated costs incurred by the Olivetti Group on the Company's behalf including finance, human resources, investor relations, strategic planning, legal and the tax department. These allocations were based on a variety of factors including, for example, the number of employees, estimates of usage and revenues.

     Prior to December 31, 1996, the Company participated in certain Olivetti Group centralized foreign currency and risk management functions. As part of these activities, derivative financial instruments were utilized to manage risks generally associated with foreign currency and interest rate volatility. The statement of income for 1996 reflects both specific and allocated benefits and costs from these functions.


     PRINCIPLES OF COMBINATION AND CONSOLIDATION

     The combined consolidated financial statements of the Company include the consolidated accounts of Olsy S.p.A. and its subsidiaries and the combined accounts of O.Group Technology S.p.A., Regulus S.p.A., O.R.E.& L. s.r.l., 40% of Olivetti Espana S.A., and Olivetti Corporation of Japan, and their respective predecessor entities. All significant intercompany accounts and transactions have been eliminated.


     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates and assumptions relate to revenue and cost allocations, income tax allocations, allowance for uncollectable accounts receivable, employee benefit plans and the reserve for restructuring costs. Actual results could differ from these estimates.


     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash in hand and cash in bank current accounts, with original maturities of three months or less. Included in cash and cash equivalents as of September 30, 1997 and December 31, 1996 is approximately Lire 69 billion and Lire 119 billion, respectively of cash collected in connection with the securitization program (Note 4) that must be transferred to the program administrator as repayment of financing under the securitization program.

     INVENTORIES

     Inventories are valued at the lower of purchase or production cost, determined on an average cost basis, or net realizable value. Inventories also include work-in-process recorded using the percentage of completion (cost to cost) method. Any losses on such contracts are charged to the combined consolidated statement of income in the period in which they are first identified.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Upon retirement or other disposal of fixed assets, the costs and related accumulated depreciation or amortization are eliminated from the accounts, and any resulting gain or loss is reflected in income for the period. Repairs and maintenance costs are charged to expense as incurred.

     The yearly rates are the following:

     Buildings                                                             3-5%
     Plant and machinery                                                 10-20%
     Industrial and commercial equipment                                 20-40%
     Electronic office machines                                          20-33%
     Office furniture and fixture                                        12-25%
     Vehicles                                                            14-25%


     INTANGIBLE ASSETS

     The excess of cost over the fair value of net assets acquired is recorded as goodwill and is amortized on a straight-line basis over periods of 5 to 10 years. The cost of other acquired intangibles is amortized on a straight-line basis over their estimated useful lives. The Company evaluates the carrying value of intangible assets if the facts and circumstances indicate a potential impairment of their carrying value. Any impairments are recognized when the expected future undiscounted operating cash flows related to such intangible assets are less than their carrying values.


     RECOGNITION OF REVENUES

     Revenues from the sale of products are recognized on the transfer of ownership. Revenues from rental and maintenance contracts are recognized as earned. Revenues from long-term contracts are recorded using the percentage of completion (cost to cost) method.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. The Company receives under the terms of specific legislation assisted loans for research and development purposes. Interest-relief grants that reduce the financial charges applied to the research loans received are recognized on an accrual basis. The costs incurred for research and development were Lire 33 billion and Lire 90 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


     INCOME TAXES

     The Company is not a separate taxable entity for Italian or international tax purposes. Accordingly, income tax expense in the combined consolidated financial statements has been calculated on a separate tax return basis by tax jurisdiction.

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences and net operating loss carryforwards by applying enacted statutory tax rates applicable to future years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.


     FOREIGN CURRENCY TRANSLATION

     The Company has determined that the local currencies of its international subsidiaries are their functional currencies. In consolidating international subsidiaries, assets and liabilities are translated at period end exchange rates and income statement items are translated at the average exchange rates for the period. Translation adjustments are reported as an adjustment to net assets (liabilities).


     FOREIGN CURRENCY TRANSACTIONS

     Currency gains and losses resulting from transactions denominated in currencies other than the local currency are included in results of operations. Net currency transaction losses included in other expense were Lire 5 billion and Lire 32 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     CONCENTRATION OF CREDIT RISKS

     The Company deposits its cash with major banks throughout the world and invests in high-quality, short-term liquid money market instruments. The Company has a policy of making investments only with commercial institutions that have at least an "A" (or equivalent) credit rating. The Company's practice has been to advance its excess cash to other Olivetti Group companies. Although the Company does not currently foresee a credit risk associated with these amounts, the Company may suffer a significant loss in the case of non performance by these affiliates.

     The Company sells a broad range of products in the information technology sector in most countries of the world. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses.


3.   RESTRICTED CASH

     Restricted cash as of September 30, 1997 and December 31, 1996 consists of Lire 13 billion and Lire 10 billion respectively, held in deposit by a bank which has provided financing to another Olivetti Group company. This financing was repaid on October 11, 1997 and consequently the restriction was removed.


4.   ACCOUNTS RECEIVABLE TRADE, NET

     Accounts receivable, net, consists of the following:

     (In billions of lire)                    SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------                    ------------------    -----------------

     Amounts due from third parties                        1,283                1,534
     Amounts due from:
        Olivetti Group companies                             108                  214
                                                           -----                -----
     Total                                                 1,391                1,748
     Less: allowance for doubtful accounts                   128                  131
                                                           -----                -----
     TOTAL                                                 1,263                1,617
                                                           =====                =====


     Receivables from related parties mainly comprise amounts due for goods and services provided in the ordinary course of business.

     Within the normal course of business, the Company operates a securitization program whereby trade accounts receivable are transferred to Global Accounts Receivable Backed Offerings Ltd. ("Garbo"). At the time of transfer the Company receives cash equal to approximately 70% of the total nominal value of the receivables transferred or the advance purchase price ("APP"). The remaining purchase price, less applicable fees, or the deferred purchase price ("DPP"), is received on collection of the transferred receivables. In accordance with generally accepted accounting principles in the United States of America, the transfers have been accounted for as secured borrowings. In this regard, the receivables transferred under the program have been retained in the accounts of the Company until collected and the APP is recorded as short term debt (See Note 14). As of September 30, 1997 and December 31, 1996, approximately Lire 173 billion and Lire 191 billion, respectively were transferred and remained uncollected as of the balance sheet dates, under the program. The Company provides for potential bad debts on transferred receivables consistent with its policy on receivables that are not transferred as part of the program. Included in interest expense for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is approximately Lire 12 billion and Lire 29 billion, respectively in interest charges for the program.

     As part of the securitization program, the Company granted a subordinated start up loan of Lire 2 billion and subordinated revolving loans equal to the APP received for ineligible receivables (as defined), to Garbo of Lire 7 billion and Lire 17 billion as of September 30, 1997 and December 31, 1996, respectively, all of which are included in other current receivables.

     The Company is the collection agent for the transferred receivables. Cash collected on transferred receivables that has not been forwarded to Garbo as of the balance sheet date, is recorded as cash with a corresponding liability of the same amount in debt from factors and other financial institutions (Note 14).

     According to the terms of the contract the securitization program expires unless renewed. Subsequent to the balance sheet date the Company chose to discontinue the program. The program is currently in wind up.


5.   ADVANCES TO RELATED PARTIES

     Advances to related parties consist of the following:

     (In billions of lire)                                  SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------                                  ------------------    -----------------
     Due from Olivetti International S.A.                                  191                  124
     Due from Olivetti S.p.A.                                              535                  404
     Other:
       - due from Olivetti Finanziaria Industriale                           8                    6
       - due from Rapida SA                                                  7                   --
       - due from Olivetti Supplies                                          1                    1
       - due from Olivetti Africa Lexikon                                    2                    3
                                                                           ---                  ---
     TOTAL                                                                 744                  538
                                                                           ===                  ===

     The amounts due from Olivetti International S.A. consist of excess cash of the foreign operating companies deposited with this related party, bearing interest at LIBOR for the various currencies plus 0.125%. The amounts due from Olivetti S.p.A. consist of an interest bearing current account, bearing interest at rates established from time to time. On January 1, 1997 the Company entered into a formal agreement with Olivetti S.p.A. for the interest bearing current account and the amounts payable to it. In accordance with the terms of the agreement, the Company may terminate the arrangement with one months notice and in the event the Company is no longer an Olivetti Group Company.


6.   INVENTORIES

     Inventories consist of the following:

     (In billions of lire)           SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------           ------------------    -----------------


     Spare parts                                     53                   30
     Raw materials                                   15                   44
     Work in process                                 20                   20
     Finished goods                                 185                  225
     Contract work-in-process                       132                   86
                                                    ---                  ---
     TOTAL                                          405                  405
                                                    ===                  ===


     Recorded in contract work-in-process are cost and unbilled margin of approximately Lire 32 billion as of September 30, 1997 and December 31, 1996, respectively, relating to a contract on which work has been suspended. Management anticipates a favorable resolution in the matter. The Olivetti Group has committed to reimburse the Company for any potential losses under the contract on or before December 31, 1999.



7.   ACCRUED INCOME, PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Accrued income, prepaid expenses and other current assets consist of the following:

     (In billions of lire)                          SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------                          ------------------    -----------------

     Accrued income - third parties                                 68                   28
     Prepaid expenses - third parties                               71                   40
     Accrued income and prepaid expenses:
        - Olivetti Group companies                                  23                    6
     Financial receivables from third parties                       23                   40
     Other receivables:
        - third parties                                            107                  201
        - other Olivetti Group Companies                             2                   28
                                                                   ---                  ---
     TOTAL                                                         294                  343
                                                                   ===                  ===

8.   PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consists of the following:

                                                                           SEPTEMBER 30, 1997
                                                              --------------------------------------------       -----
                                                                          HELD UNDER           LEASED TO         TOTAL
(in billions of lire)                                         OWNED      CAPITAL LEASE       THIRD PARTIES
---------------------                                         -----      -------------       -------------       -----
Land and buildings                                              202                 83                             285
Plant and machinery                                             167                  4                   24        195
Industrial and commercial equipment                             391                                                391
Other assets                                                    251                  5                             256
Assets under construction                                        42                                                 42
                                                              -----                 --                   --      -----
Total                                                         1,053                 92                   24      1,169

Less:accumulated depreciation and amortization                  753                 33                   19        805
                                                              -----                 --                   --      -----
TOTAL                                                           300                 59                    5        364
                                                              =====                 ==                   ==      =====


                                                                           DECEMBER 31, 1996
                                                              --------------------------------------------       -----
                                                                          HELD UNDER           LEASED TO         TOTAL
(in billions of lire)                                         OWNED      CAPITAL LEASE       THIRD PARTIES
---------------------                                         -----      -------------       -------------       -----
Land and buildings                                              205                 87                             292
Plant and machinery                                             111                                      17        128
Industrial and commercial equipment                             360                                                360
Other assets                                                    175                  6                             181
Assets under construction                                        43                                                 43
                                                              -----                 --                   --      -----
Total                                                           894                 93                   17      1,004
                                                              -----                 --                   --      -----
Less:accumulated depreciation and amortization                  617                 26                    2        645
                                                              -----                 --                   --      -----
TOTAL                                                           277                 67                   15        359
                                                              =====                 ==                   ==      =====



     Depreciation and amortization expense for property, plant and equipment was Lire 97 billion and Lire 133 billion, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


9.   INVESTMENTS

     Investments consist of the following:

(In billions of lire)                   SEPTEMBER 30, 1997    DECEMBER 31, 1996
---------------------                   ------------------    -----------------

Investments in associated companies                     14                   13
Investments in other companies                           2                    3
                                                        --                   --
TOTAL                                                   16                   16
                                                        ==                   ==

     INVESTMENTS IN ASSOCIATED COMPANIES


                                                           SEPTEMBER 30, 1997           DECEMBER 31, 1996
                                                                            %                           %
(In billions of lire)                                    BOOK VALUE       OWNED      BOOK VALUE       OWNED
---------------------                                    ----------------------      ----------------------
Investments accounted using the equity method:
  - Caridata S.p.A.                                               2       40.00              --
  - Datitalia Processing S.p.A.                                   4       30.00               4       30.00
  - ISC Bunker Ramo de Mexico                                     1       25.00              --
  - ISC Argentina SA                                              2       49.00               2       49.00
  - Olicredit                                                    --                           2       49.00
                                                                 --                          --
Total                                                             9                           8

Investments carried at cost:
  - Infogroup                                                     1       20.00               1       40.00
  - Consorzio Narita                                              1       50.00               1       50.00
  - Zhongshan Bank Autom.                                         1       40.00              --
  - Others (1996 includes 40% of Caridata)                        2                           3
                                                                 --                          --
TOTAL INVESTMENTS IN ASSOCIATED COMPANIES                        14                          13
                                                                 ==                          ==




     INVESTMENTS IN OTHER COMPANIES


                                                           SEPTEMBER 30, 1997           DECEMBER 31, 1996
                                                                            %                           %
(In billions of lire)                                    BOOK VALUE       OWNED      BOOK VALUE       OWNED
---------------------                                    ----------------------      ----------------------
Investments stated at cost:
  - Olivetti Ricerca S.C.p.A.                                     2        3.70               2        3.70
  - Others                                                       --                           1
                                                                 --                          --
TOTAL INVESTMENTS IN OTHER COMPANIES                              2                           3
                                                                 ==                          ==

10.  INTANGIBLE ASSETS, NET

     Intangible assets, net consist of the following:

     (In billions of lire)              SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------              ------------------    -----------------

     Goodwill                                           25                   23
     Patents and copyrights                             15                   13
     Intangible asset, pension                           7                   10
                                                        --                   --
     Total                                              47                   46
     Less: accumulated amortization                     18                   17
                                                        --                   --
     NET INTANGIBLE ASSETS                              29                   29
                                                        ==                   ==


     Amortization expense for intangible assets was Lire 4 billion and Lire 28 Billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company acquired all or a majority of the shares in several entities. The acquisitions have been accounted for using the purchase business combination method. Supplemental pro forma information on the results of operations as though the entities had combined at the beginning of the period in which acquired and for the proceding period, if required, have not been presented as the pro forma results of operations were not material in the aggregate.


11.  OTHER ASSETS

     Other assets consist of the following:

     (In billions of lire)              SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------              ------------------    -----------------


     Financial receivables                              37                   27
     Deposits                                           29                   27
                                                        --                   --
     TOTAL                                              66                   54
                                                        ==                   ==


12.  DUE TO RELATED PARTIES

     Due to related parties consists of the following:

     (In billions of lire)                         SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                         ------------------   -----------------

     Due to Olivetti Finanziaria Industriale                       11                  --
     Due to Olivetti International S.A.                           476                 406
     Due to Olivetti S.p.A.                                        45                 611
     Other Olivetti Group Companies                                 1                   9
                                                                  ---               -----
     TOTAL                                                        533               1,026
                                                                  ===               =====


     The amount due to Olivetti S.p.A. at December 31, 1996 of Lire 611 billion reflects the allocation of debt to the Company determined based on the historical debt to equity ratio of Olivetti S.p.A. as of the beginning of the year. During 1997 approximately Lire 497 billion of the amount due was forgiven. The forgiveness of debt has been recorded as a capital contribution in the statement of net assets (liabilities).

     During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company recorded interest expense of Lire 25 billion and Lire 55 billion, respectively on borrowings from related parties. The amounts due to Olivetti International S.A. bear interest at LIBOR plus 2.50% for the various currencies. The amounts due to Olivetti S.p.A. bear interest at rates established from time to time in accordance with the agreement described in note 5.


13.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

     (In billions of lire)                         SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                         ------------------   -----------------

     Trade payables:
       - to third parties                                         744                 633
       - to Olivetti Group                                        136                 323
     Deferred income                                              177                 148
     Accrued liabilities and customer advances                    267                 262
     Taxes (other than income) and social
       security authorities                                       113                 125

     Other payables:
       - to Olivetti Group                                         48                  12
       - to third parties                                         110                  82
                                                                -----               -----
     TOTAL                                                      1,595               1,585
                                                                =====               =====


14.  OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following:

     (In billions of lire)                                     SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                                     ------------------   -----------------

     Reserve for restructuring costs                                           33                  74
     Warranty reserve                                                          21                  27
     Other provisions                                                          49                  65
                                                                              ---                 ---
     TOTAL                                                                    103                 166
                                                                              ===                 ===


     The reserve for restructuring costs as of September 30, 1997 and December 31, 1996 total Lire 33 billion and Lire 74 billion, respectively and are comprised of the following:

     (In billions of lire)                                     SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                                     ------------------   -----------------

     Work force reduction costs                                                12                  39
     Abandoned space                                                           15                  24
     Other provisions                                                           6                  11
                                                                               --                  --
     TOTAL                                                                     33                  74
                                                                               ==                  ==



15.  DEBT

     Debt consists of the following:

     (In billions of lire)                                     SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                                     ------------------   -----------------
     IMI loans for research, repayable by 1998
       yearly interest rates of 4.5%                                            1                   1

     IMI loans for research, pursuant to Law
       no. 346/1998 (interest relief grants)
       repayable by 2003. Yearly interest rate of 2.265%                        6                   7

     Assisted loans for technological innovation
       (FIT) repayable by 2007  yearly
       interest rates of  8.76%                                                 2                   2

     Other loans of foreign subsidiaries
       repayable by 2003                                                       79                 231

     Short term bank borrowings                                               117                 125

     Factors or other financial institutions                                  199                 231
                                                                              ---                 ---
                                                                              404                 597

     Less: Current debt and current portion
              of long term debt                                               328                 508
                                                                              ---                 ---
     LONG TERM DEBT                                                            76                  89
                                                                              ===                 ===


     Prior to 1996, the Company entered into a sale-leaseback transaction involving the Company's office buildings in Germany. The transaction was accounted for as a financing. Included in other loans of foreign subsidiaries as of September 30, 1997 and December 31, 1996 is approximately Lire 66 billion and Lire 69 billion, respectively for this arrangement. Approximately Lire 26 billion of the above mentioned financing was retained by the purchaser subject to the successful completion of certain ongoing renovations to the buildings. The retained amount has been recorded as a financial receivable by the Company and included in other assets.

     The weighted average interest rate on outstanding short term borrowings was 5.82% for the nine months ended September 30, 1997, which was substantially the same for the year ended December 31, 1996.

     Included in debt from factors or other financial institutions as of September 30, 1997 and December 31, 1996 is approximately Lire 94 billion and Lire 72 billion, respectively of APP.

     Aggregate maturities of debt are as follows:

     YEAR ENDING                                             AMOUNTS
     SEPTEMBER 30,                                      (in billions of lire)
     -------------                                      ---------------------

     1998                                                                 328
     1999                                                                   4
     2000                                                                   5
     2001                                                                   5
     2002                                                                   5
     Thereafter                                                            57
                                                                          ---
     TOTAL                                                                404
                                                                          ===


     As of September 30, 1997 the Company had unused lines of credit, primarily for short term borrowings, of Lire 254 billion. Prior to 1997 the Company did not have all of its own lines of credit but was able to benefit from the lines maintained by other Olivetti Group companies.

     Certain credit lines or borrowings obtained by the Company have been guaranteed by other Olivetti Group companies. These guarantees as of September 30, 1997 and December 31, 1996 amounted to Lire 269 billion and Lire 194 billion, respectively.

     Approximately Lire 34 billion and Lire 170 billion as of September 30, 1997 and December 31, 1996, respectively of lines credit and or borrowings were collateralized by the Company's inventory, trade receivables and fixed assets.

16.  CAPITALIZED LEASE OBLIGATIONS

     The minimum future lease payments and present values of the net minimum lease payments are as follows:

     YEAR ENDING                                               AMOUNTS
     SEPTEMBER 30,                                        (in billions of lire)
     -------------                                        ---------------------

     1998                                                                    20
     1999                                                                    17
     2000                                                                    15
     2001                                                                    16
     2002                                                                    11
     After 2002                                                              68
                                                                            ---
     Total minimum lease payments                                           147

     Less: Amount representing interest                                      49
                                                                            ---
     Present value of net minimum lease payments                             98

     Less: current portion                                                   13
                                                                            ---
     TOTAL                                                                   85
                                                                            ===

17.  INCOME TAXES

     The provision for income taxes consists of the following:

                                        FOR THE NINE MONTHS     FOR THE YEAR
                                               ENDED                ENDED
     (In billions of lire)               SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------              -------------------   -----------------

     CURRENTLY PAYABLE:
        Italian taxes                                     1                   1
        International taxes                               8                  20
        Italian state and local taxes                     1                  --
                                                        ---                 ---
                                                         10                  21

     DEFERRED:
        Italian taxes                                    --                  --
        International taxes                               5                   8
        Italian state and local taxes                    --                  --
                                                        ---                 ---
     TOTAL                                               15                  29
                                                        ===                 ===

     Temporary differencies and carryforwards as of September 30, 1997 and December 31, 1996 are as follows:


(In billions of lire)                                SEPTEMBER 30 ,1997     DECEMBER 31, 1996
---------------------                                ------------------     -----------------
Current deferred tax assets:
  Net operating loss carryforwards                                   34                    23
  Account Receivable                                                 16                     6
  Inventories                                                        20                    29
  Accrued income and prepaid expenses and
    other current assets                                              7                     5
  Property, plant and equipment, net                                  3                    10
  Accounts payable and accrued liabilities                            2                     5
  Other current liabilities                                          15                    15
  Other                                                               5                     4
                                                                   ----                  ----
    Net deferred tax assets                                         102                    97

Valuation allowance                                                (100)                  (94)
                                                                   ----                  ----
Total current deferred tax assets                                     2                     3
                                                                   ====                  ====

Non-current deferred tax assets:
  Net operating loss carryforwards                                  622                   585
  Accounts payable and accrued liabilities                           82                    91
  Other non-current liabilities                                      47                    35
  Intangible assets                                                  51                    50
  Accounts receivable                                                --                     8
  Other                                                              13                    11
                                                                   ----                  ----
    Total                                                           815                   780

Non-current deferred tax liabilities:
  Accounts receivable                                                 2                    --
  Property, plant and equipment                                      37                    44
                                                                   ----                  ----
    Total                                                            39                    44

Net non-current deferred tax assets                                 776                   736
Valuation allowance                                                (766)                 (723)
                                                                   ----                  ----
TOTAL NON CURRENT DEFERRED TAX ASSETS                                10                    13
                                                                   ====                  ====



     For financial reporting purposes, a valuation allowance was recognized for the amount of the deferred tax assets as of September 30, 1997 and December 31, 1996, that more likely than not will not be realized on a separate company basis by tax jurisdiction.

     At September 30, 1997, the Company had operating loss carryforwards totalling approximately Lire 1,541 billion, the tax effect of which is approximately Lire 656 billion.

     These carryforwards will expire as follows:

     (In billions of lire)                                               AMOUNTS
     ---------------------                                               -------
     as at 1997                                                               34
           1998                                                               39
           1999                                                               37
           2000                                                               47
           2001                                                               44
     After 2001                                                              162
     Without expiration                                                      293
                                                                             ---
     TOTAL                                                                   656
                                                                             ===

     As a result of changes in the Company's legal structure during 1996, as described in note 1, the Company lost the use of certain net operating loss carryforwards and acquired the use of certain other net operating loss carryforwards the net tax effect of which is a decrease in net operating loss carryforwards of approximately Lire 704 billion. The net reduction in net operating loss carryforwards resulted in a corresponding decrease in valuation allowance.

     The reconciliation from the statutory taxes and tax rate to the effective taxes and tax rate for each of the periods is as follows:


                                          SEPTEMBER 30, 1997             DECEMBER 31, 1996
(In billions of lire)                     AMOUNT           %             AMOUNT          %
---------------------                     ------------------             -----------------

Taxes at Italian statutory tax rate           55          53                189         53
Non deductible losses                        (15)        (15)               (61)       (17)
Changes in valuation allowance               (49)        (47)              (153)       (43)
Impact of foreign tax rates                    3           3                 --         --
Other                                         (9)         (9)                (4)        (1)
                                             ---------------               ---------------
EFFECTIVE INCOME TAX RATE                    (15)        (15)               (29)        (8)
                                             ===============               ===============

18.  EMPLOYEE BENEFIT PLANS

     The Company sponsors various employee benefit plans, including defined benefit and defined contribution pension plans, which cover substantially all employees worldwide and the Company also participates in multiemployer postretirement benefit plans which cover certain employees in Italy.

     DEFINED BENEFIT PENSION PLANS
     The Company's international subsidiaries maintain defined benefit pension plans that provide plan benefits primarily based on the employee's compensation during the last years before retirement and the number of years of service. The Company has plans under which funds are deposited with trustees, annuities are purchased under group contracts, or reserves are provided. In certain countries the funding of pension plans is not a common practice, consequently, the Company has pension plans which are underfunded. Several of these plans including plans in the Company's Subsidiaries in Germany, Canada and South Africa have been frozen whereby employees in these locations are no longer accruing additional benefits.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 87 "Employers' Accounting for Pensions" for its defined benefit plans located outside the United States. The initial adoption of SFAS No. 87 resulted in Lire 25 billion increase in net liabilities representing the amount of the net transition obligation that would have been amortized, net of tax, had SFAS No. 87 been adopted as of January 1, 1989. The Company did not obtain SFAS No. 87 actuarial valuations of immaterial defined benefit arrangements.

     Net pension expense for the Company's defined benefit plans for the nine months ended September 30, 1997, and for the year ended December 31, 1996 included the following components:


                                        NINE MONTHS ENDED       YEAR ENDED
     (In billions of lire)             SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------             ------------------    -----------------

     Service cost                                      17                   22
     Interest cost                                     22                   27
     Actual return on plan assets                     (25)                 (24)
     Net amortization and deferral                      7                   --
                                                      ---                  ---
     NET PERIODIC PENSION COST                         21                   25
                                                      ===                  ===


     During 1996, the Company instituted a workforce reduction program in its Japanese subsidiary resulting in a net curtailment gain of Lire 2 billion and work force reduction costs of Lire 17 billion. The Company received Lire 13 billion from the Olivetti Group as reimbursement for these costs. The reimbursement has been recorded as an increase in net assets.

     The following table sets forth the actuarial present value of the benefit obligations and funded status for the Company's defined benefit plans:

                                                              SEPTEMBER 30, 1997                      DECEMBER 31, 1996
                                                      PLANS HAVING        PLANS HAVING         PLANS HAVING        PLANS HAVING
                                                    ASSETS IN EXCESS      ACCUMULATED        ASSETS IN EXCESS       ACCUMULATED
                                                     OF ACCUMULATED       BENEFITS IN         OF ACCUMULATED        BENEFITS IN
     (In billions of lire)                              BENEFITS        EXCESS OF ASSETS         BENEFITS        EXCESS OF ASSETS
     ---------------------                          ------------------------------------     ------------------------------------
     Actuarial present value of:
        Vested Benefit Obligations                               267                 232                  186                 234
        Non vested benefits                                        1                   3                   --                   4
                                                                 ---                ----                  ---                ----
        Accumulated Benefit Obligation ("ABO")                   268                 235                  186                 238
        Effect of further salary increases                        20                  29                   10                  33
                                                                 ---                ----                  ---                ----
        Projected Benefit Obligation ("PBO")                     288                 264                  196                 271
        Plan assets at fair market value                         325                  99                  235                 102
                                                                 ---                ----                  ---                ----
        Plan assets in excess of (less than) PBO                  37                (165)                  39                (169)
        Unrecognized net (gain) loss                              --                  (9)                  (2)                 --
        Unrecognized transition (asset) obligation               (15)                 39                  (16)                 42
        Unrecognized Prior Service cost                           --                  --                   --                  --
        Additional minimum liability                              --                  (7)                  --                 (10)
                                                                 ---                ----                  ---                ----
      ACCRUED PENSION COST                                        22                (142)                  21                (137)
                                                                 ===                ====                  ===                ====


     Pursuant to SFAS No. 87, intangible assets of Lire 7 billion and Lire 10 billion were recorded as of September 30, 1997 and December 31, 1996, respectively, in order to recognize the required minimum liability.

     The following table provides the range of assumptions, which are based on the economic environment of each applicable country, used to develop net periodic pension cost and the actuarial present value of projected benefit obligations:

                                        NINE MONTHS ENDED         YEAR ENDED
                                       SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                       ------------------     -----------------

     Rate of return on assets             3.30% - 8.50%         3.30% - 9.50%
     Discount rate                        3.50% - 7.50%         3.50% - 8.50%
     Salary growth                        3.00% - 5.50%         3.00% - 6.50%


     ITALIAN TFR

     Under Italian law, deferred compensation accrues in favour of employees and agents which they (or in the case of their death, their heirs) are entitled to collect upon termination of employment or under certain other circumstances. The amount payable related to each year's service is calculated on the basis of the remuneration for that year and will be subject to annual revaluations based on increases in the Italian cost-of-living index (ISTAT). Provision for the effect of such revaluations is made as increases in the cost-of-living index are realized. Included in other liabilities as of September 30, 1997 and December 31, 1996 is approximately Lire 181 billion and Lire 171 billion, respectively for this liability, which is unfunded.

     DEFINED CONTRIBUTION PENSION PLANS

     In addition to the defined benefit plans described above, the Company also sponsors defined contribution plans in various countries. The Company's expense for the defined contribution plans totaled approximately Lire 4 billion and Lire 5 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


     MULTIEMPLOYER POSTRETIREMENT PLANS

     The Company, as part of the Olivetti Group, sponsors contributory retiree health benefit plans for managers and employees for its Italian operations which provide medical and dental benefits to employees who meet age and years of service requirements prior to retirement and who agree to contribute to a portion of the cost. The amounts charged to expense for the nine months ended September 30, 1997 and the year ended December 31, 1996, were not significant.

19.  POSTEMPLOYMENT AND TERMINATION BENEFITS

     The Company provides certain postemployment and termination benefits to certain qualified former or inactive employees. The benefits are paid in either lump sum amounts or during the period following employment but before retirement. Postemployment and termination benefit expense totaled Lire 0 (nil) billion and Lire 2 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Included in other liabilities are accruals of Lire 5 billion and Lire 7 billion as of September 30, 1997 and December 31, 1996, respectively for these benefits.

     In prior years the Olivetti Group shut down the manufacturing business in its subsidiary in Spain. This business was part of the Non-Olsy Business. As part of the shut down, the Olivetti Group granted termination benefits to the affected employees. The benefits consist of direct payments to the employee, social security contributions and supplements to retirement income. The Olivetti Group recorded a provision for this liability. During 1996 this liability was transferred to the Company and recorded as part of the net capital distribution. Included in other liabilities as of September 30, 1997 and December 31, 1996 is approximately Lire 72 billion and Lire 71 billion, respectively for this liability. On December 31, 1997, the liability was assumed by Promociones Actividades Comerciales RAP S.A. ("Rapida"), another Olivetti Group company, in exchange for a payment equal to the recorded book value of the liability. Pursuant to the agreement, Rapida will reimburse the Company for the future benefit payments to the terminated employees. Such assignment, however does not discharge the Company, which remains primarily liable, from its obligation to the terminated employees.

20.  COMMITMENTS AND CONTINGENCIES

     Legal Proceedings

     The Company is involved in various legal disputes in the ordinary course of its business. These disputes relate to claims for damages mainly in connection with the sale of goods and services and recourses against adjudication of contracts. In some of these disputes the Company has filed counter-claims. Based on advice from the Company's legal advisors, management does not believe that the outcome of such disputes will materially affect the Company's results of operations, cash flows, or financial position.

     Operating Leases

     EXPENSE
     Costs of office space, vehicles, manufacturing equipment, and office and data processing equipment held under operating leases amounted to approximately Lire 50 billion for the nine months ended September 30, 1997 and Lire 65 billion for the year ended December 31, 1996.

     The approximate future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms are as follows:

     (In billions of lire)                              YEAR ENDING SEPTEMBER 30
     ---------------------                              ------------------------

     1998                                                                     54
     1999                                                                     35
     2000                                                                     23
     2001                                                                     22
     2002                                                                     20
     Thereafter                                                               58
                                                                             ---
     TOTAL                                                                   212
                                                                             ===


     RENTAL INCOME
     Certain rentals of the Company's commercial equipment are accounted for as operating leases. The minimum future revenues to be received on commercial equipment as of September 30, 1997 are as follows:

     (In billions of lire)                              YEAR ENDING SEPTEMBER 30
     ---------------------                              ------------------------

     1998                                                                      8
     1999                                                                      4
     2000                                                                      4
     2001                                                                      3
     2002                                                                      2
     Thereafter                                                               10
                                                                              --
     TOTAL                                                                    31
                                                                              ==

     Guarantees

     From time to time, the Company guarantees the financing for product purchases by customers. The Company seeks to limit its exposure to credit risks in any single country or region. Certain financial guarantees are backed by amounts held in trust for the Company.


     "Year 2000"

     The Company has commenced an evaluation of its potential commitments regarding the "Year 2000" date recognition issue in computer systems. The evaluation will consider the Company's responsibilities concerning the systems installed in the past with customers, the situation of its internal systems, those of its key suppliers and the opportunities to transact new business. At this time it is not possible to quantify the economic effect that may result from the issue.


     Purchase Commitment

     With reference to the agreement for the sale of Syntax Processing ("Syntax") from the Olivetti Group, the Company is committed to purchase a minimum level of certain services from Syntax for approximately five years for a minimum total amount of Lire 339 billion. The costs for the services are determined based on rates established in the agreement. During the nine months ended September 30, 1997 and the year ended December 31, 1996, purchased services exceeded the required minimums.


     Pending Acquisition

     The Company is committed to purchase the remaining 2000 shares (40%) of Datrac AG, at a price to be determined based on the profits realized during the three year period 1995-1997. The purchase price may range between Lire 16 billion and Lire 21 billion.


     Purchase Price Adjustment

     In connection with the acquisition in 1997 of an equity investment in Open Access Ltd., the Company is committed to pay to the seller a price adjustment to be determined based on earnings (as defined) in the next three years.


     Guarantees and Commitments Received

     Olivetti S.p.A. has made the following commitments to the Company: 1) to hold Olivetti Corporation of Japan harmless for any possible funding deficit in the local pension plan; 2) to assume the capital lease agreement entered into in respect of the office building located in Paris, France; 3) to purchase from the Company some minor shareholdings at their Italian GAAP book values; 4) to reimburse the

     Company for any possible shortfalls in the workforce reduction provisions recorded in the Italian GAAP financial statements as of September 30, 1997; and 5) to hold the Company harmless for the renovation costs of the German office buildings in excess of the amounts accrued in the Italian GAAP financial statements as of September 30, 1997.

     Olivetti S.p.A. has pledged to financially support certain of the operating subsidiaries of the Company that have incurred substantial losses in the past.

     As of September 30, 1997, Olivetti S.p.A. granted approximately Lire 19 billion in performance guarantees to third party suppliers on behalf of the Company.


21.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, advances to related parties, due to related parties, accounts payable, other loans of foreign subsidiaries, short term bank borrowings and debt from factors or other financial institutions are not materially different than fair value due to the short-term maturities of these instruments.

     The fair values of marketable securities classified as available-for-sale, were based on quoted market prices of these or similar instruments where available. The fair value of available-for-sale securities totaled Lire 9 billion at September 30, 1997, and Lire 6 billion at December 31, 1996 which corresponds to the carrying amounts recorded in current marketable securities. All other marketable securities are classified as held-to-maturity and carried at amortized cost.

     For the research and assisted loans provided by the Italian government, the Company is unable to quantify the fair value of these instruments due to their nature.


22.  GEOGRAPHIC AREAS AND SEGMENT INFORMATION

     The Company operates entirely in one industry segment, information technology (IT). As previously reported, the Company is a provider of IT solutions and services to the Italian, European and global market.

     The following is a summary of operations by geographic region at September 30, 1997 and December 31, 1996.

                                                     NINE MONTHS ENDED           YEAR ENDED
     (In billions of lire)                           SEPTEMBER 30, 1997      DECEMBER 31, 1996
     ---------------------                           ------------------      -----------------
     Sales:
        Italy                                                       942                  1,515
        Europe                                                    1,242                  1,954
        United States                                               240                    279
        Other                                                       446                    733
                                                                  -----                  -----
     Total                                                        2,870                  4,481
                                                                  =====                  =====

     Earnings (losses) before interest expense,
     provision for income taxes, minority
     interest and extraordinary item:
        Italy                                                       (89)                  (231)
        Europe                                                       19                      8
        United States                                                 6                    (10)
        Other                                                        (4)                   (15)
                                                                  -----                  -----
     Total                                                          (68)                  (248)
                                                                  =====                  =====

     Identifiable assets:
        Italy                                                     1,675                  1,932
        Europe                                                    1,251                  1,251
        United States                                               150                    165
        Other                                                       353                    403
                                                                  -----                  -----
     Total                                                        3,429                  3,751
                                                                  =====                  =====



     Europe includes operations located primarily in United Kingdom, Netherlands, Belgium, Spain and France.

23.  RESTRUCTURING COSTS

     In 1995 the Company approved a restructuring plan (the "1995 Plan") which at December 31, 1995 concerned 1,230 employees, which decreased to 356 at December 31, 1996, after the termination of 874 employees during the year. An additional 173 employees were terminated during the nine months ended September 30, 1997. In 1996 the Company approved a new plan (the "1996 Plan") for the termination of 157 employees, to be terminated in the first nine months of 1997. In 1997 and additional plan was approved for the termination of an additional 10 employees to be terminated by the end of 1997.


     The relevant costs incurred are as follows:

     (In billions of lire)                                                AMOUNT
     ---------------------                                                ------

     Year ended December 31, 1996                                             82
     Nine months ended September 30, 1997                                      1


     NUMBER OF EMPLOYEES                       PLAN APPROVED     PLAN APPROVED         PLAN APPROVED IN
        TO BE TERMINATED                             IN                IN            THE NINE MONTHS ENDED
                                                    1995              1996            SEPTEMBER 30, 1997
     -------------------                       -----------------------------------------------------------

     December 31, 1996                                   356               157                          --
     September 30, 1997                                  183                77                          10


     AMOUNTS PAID                              PLAN APPROVED     PLAN APPROVED         PLAN APPROVED IN
                                                     IN                IN            THE NINE MONTHS ENDED
     (In billions of lire)                          1995              1996            SEPTEMBER 30, 1997
     ---------------------                     -----------------------------------------------------------

     Year ended December 31, 1996                         77                --                          --
     Nine months ended September 30, 1997                 14                14                          --


     NUMBER OF EMPLOYEES                       PLAN APPROVED     PLAN APPROVED         PLAN APPROVED IN
     ACTUALLY TERMINATED                             IN                IN            THE NINE MONTHS ENDED
                                                    1995              1996            SEPTEMBER 30, 1997
     -------------------                       -----------------------------------------------------------

     Year ended December 31, 1996                        874                --                          --
     Nine months ended September 30, 1997                173                80                          --

24.  RELATED PARTY TRANSACTIONS

     Sales to related parties and purchases from related parties are estimated as Lire 150 billion and Lire 300 billion for the nine months ended September 30, 1997 and as Lire 350 billion and Lire 800 billion for the year ended December 31, 1996, respectively.


25.  OTHER REVENUES

                                                       NINE MONTHS ENDED                   YEAR ENDED
     (In billions of lire)                            SEPTEMBER 30, 1997                DECEMBER 31, 1996
     ---------------------                            ------------------                -----------------

     Net gain on sales of fixed assets                                20                                4
     Net gain on sales of shareholding                                11                                3
     Equity in earnings                                                1                                1
     Other                                                            36                                6
                                                                     ---                              ---
     TOTAL                                                            68                               14
                                                                     ===                              ===


     Net gain on sales of fixed assets for the nine months ended September 30, 1997, relates primarily to the sale of a building in Spain for proceeds of Lire 26 billion resulting in a gain of Lire 19 billion.


26.  INTEREST EXPENSE, NET

     Interest expense, net consists of the following:

                                                       NINE MONTHS ENDED                   YEAR ENDED
     (In billions of lire)                            SEPTEMBER 30, 1997                DECEMBER 31, 1996
     ---------------------                            ------------------                -----------------


     Net interest (charged by) income from
      other Olivetti Group companies                                  (4)                              13
     Interest expense, third party borrowings                        (19)                             (60)
     Securitization charges                                          (12)                             (29)
                                                                     ---                              ---
     TOTAL                                                           (35)                             (76)
                                                                     ===                              ===



27.  CAPITAL INCREASE

     During the nine months ended September 30, 1997, the Company and another Olivetti Group company contributed Lire 22 billion and Lire 15 billion, respectively to Olivetti Espana S.A. The contribution of Lire 15 billion from the other Olivetti Group company has been recorded in the statement of net assets (liabilities). The remaining amount eliminates in consolidation.

28.  EXTRAORDINARY ITEM

     During 1996 the Company repurchased from a related party equipment for approximately Lire 83 billion held under several sale-leaseback agreements. The sale-leaseback agreements were accounted for as financing arrangements by the Company. The repurchase has been accounted for as an early extinguishment of the financing arrangements resulting in an extraordinary loss of approximately Lire 30 billion. The loss results in a deferred tax asset with a corresponding full valuation allowance.


29.  SUBSEQUENT EVENTS

     a) On December 31, 1997, net receivables included in trade receivables as of September 30, 1997 and December 31, 1996 of Lire 82 billion were sold to another Olivetti Group company for proceeds of Lire 102 billion. The transaction has been accounted for as a sale of receivables for Lire 82 billion and a capital contribution of Lire 20 billion.

     b) Subsequent to September 30, 1997, a change in Italian tax legislation was enacted which becomes effective on January 1, 1998. The change in the tax law includes a repeal of certain local taxes on income and adjusts taxable income for certain expense and income items. The Company has not yet estimated the impact of the new legislation on its financial position and its results of operations.


     c) On March 17, 1998, the Olivetti Group sold almost all of its ownership interests in Olsy, except for its interest in Olivetti Corporation of Japan, which was sold on April 7, 1998, to Wang Laboratories, Inc. pursuant to the terms of the Stock Purchase Agreement by and among Wang Laboratories, Inc., Wang Nederland BV, Ing. C. Olivetti & C. S.p.A., Olivetti Sistemas e Servicious Limitada and Olivetti do Brasil S.A. dated February 28, 1998. The Stock Purchase Agreement together with certain other ancillary agreements contain provisions which required the consummation of certain pre-closing transactions and other actions by the Company and/or the Olivetti Group, some of which have been previously described in other sections of these notes to the combined consolidated financial statements. Under the terms of the agreements, the Olivetti Group (1) settled or extinguished all amounts due from/to the Company under certain related party borrowing/funding arrangements; (2) and the Company, subject to normal trade practice, agreed on the amounts immediately due on the outstanding trade receivables and payables between the companies; (3) caused the assignment of the Company's termination liability for the terminated employees of the Spanish subsidiary to another Olivetti Group company, as previously stated in note 19; (4) made cash contributions of Lire 40 billion to the Company; (5) purchased certain receivables of the Company for approximately Lire 102 billion; and (6) purchased from the Company certain real property located in Spain for consideration equal to the net book value of Lire 10 billion. The Company (1) repaid or extinguished all amounts owed under third party credit facilities and loan arrangements, except for certain borrowings of the Company's subsidiary in Japan, and caused all relevant liens on the assets of the Company to be released; (2) terminated all securitization and factoring arrangements and settled all amounts due to or from third parties as a result of the arrangements and caused all relevant liens on the assets of the Company to be released; (3) purchased additional shares in Olivetti Ricerca, another Olivetti Group company, for approximately Lire 8 billion, increasing its interest to 19.9%, and (4) recorded in its Italian GAAP financial statements certain additional provisions for abandoned space, vacation, work force reduction and costs to complete the renovation of the office buildings in Germany.

     Pursuant to the terms of the Stock Purchase Agreement and certain other ancillary agreements, the Olivetti Group provided the Company with certain additional guarantees and commitments. In this regard, the Olivetti Group will (1) assume the capital lease of the office building located in Paris, France at a date no later than the closing date or June 30, 1998; (2) reimburse/charge the Company 75% of any shortfall/excess in the work force reduction provision recorded in the Italian GAAP accounts and for certain wages incurred after July 1, 1998; (3) purchase from the Company any trade receivables recorded in the closing financial statements in excess of the allowance for doubtful accounts which will not be collected within a certain period of time; (4) purchase any unbilled trade receivable of the company, not collected within a certain period of time; (5) reimburse the Company for the minimum amounts due under the Syntax agreement for which services were not purchased, except Olsy is committed to purchase services amounting to at least Lire 43 billion in 1998 and Lire 18 billion in 1999; and (6) will reimburse the Company for all benefits paid during the period commencing on the closing date and ending on December 31, 2000, from the Olivetti Corporation of Japan pension plan for benefits accrued to employees as of the closing date and will reimburse/charge the Company for 80% of the benefit deficit/surplus, as defined, of the plan as determined on December 31, 2000, net of applicable taxes.

     These combined consolidated financial statements do not reflect the affect of these transactions or any adjustment resulting from the acquisition of the Company by Wang.

     d) On May 12, 1998, the Company's subsidiary in Germany filed a petition in local court to initiate bankruptcy proceedings. At September 30, 1997 and December 31, 1996, the subsidiary's net liabilities reflected in these combined consolidated financial statements approximated Lire 24 billion and Lire 35 billion, respectively. The subsidiary's revenues and net loss for the nine months ended September 30, 1997 and the year ended December 31, 1996, were approximately Lire 79 billion and Lire 8 billion and Lire 192 billion and Lire 28 billion, respectively.

                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


On March 17, 1998 (the "Closing Date"), the Company completed the purchase of Olivetti Solutions ("Olsy"), a wholly-owned information technology ("IT") solutions and service subsidiary of The Olivetti Group ("Olivetti"), except for Olivetti Corporation of Japan ("OCJ"), the purchase of which was not completed until April 7, 1998. Olsy's revenues for the calendar year ended December 31, 1997 were approximately $2.4 billion.

In consideration for Olsy, the Company paid Olivetti $68.6 million in cash; 8,750,000 shares of common stock (of which 1,500,000 are expected to be delivered before the end of calendar year 1998, subject to shareholder approval) with a value of $146.8 million at the time of issuance; 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's common stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or common stock at the Company's election; and the potential for an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999. The earnout will be recorded at the time it becomes probable that a payment will be required and the amount can be reasonably estimated.

The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). Under APB 16, purchase price allocations are made to the assets acquired and the liabilities assumed based on their respective fair values. The value of the shares was recorded at a discount of 35% of the market value of the Company's common stock in part because the shares are not registered and are subject to a three-year restriction period. The value of the SARs was recorded based on the historical and implied volatility of the common stock, considering both the minimum guaranteed price and the restrictions on exercise inherent in the SARs. The stock and SAR values were supported by an independent valuation.

The Company estimates that expenditures of as much as $380 million will be required over the next 24 to 36 months in connection with the integration and rightsizing of both Olsy and Wang. The Company currently estimates that approximately $290 million of the $380 million will be related to severance and redundant facilities related to Olsy. Of the $290 million, $45 million was recorded by Wang as part of purchase accounting at March 31, 1998. An additional $90 million will relate to integration-related costs, systems and other costs, of which $23.2 million was recorded at March 31, 1998. Under certain conditions, costs related to the acquired Olsy business will be accounted for as an additional cost of the acquisition at the time the formal plan of restructuring is completed. The accompanying unaudited pro forma financial statements assume that the remaining Olsy-related costs will be accounted for as additional costs of the acquisition. Integration-related costs attributable to Wang will be accounted for as charges to operations in the periods they are determined.

The estimated excess of the acquisition cost over the net tangible assets acquired was determined as follows:

                                                        Unaudited
                                     -----------------------------------------------------------------
                                       AS REPORTED                                               PRO
                                     MARCH 31, 1998         OCJ          ADJUSTMENTS            FORMA
                                     --------------       ------         -----------           -------


Cash (including $18.0 million of
transaction costs)                      $  47.0           $ 39.6                               $  86.6

Common Stock                              146.9                                                  146.9

Stock Appreciation Rights                  41.8                                                   41.8
                                        -------           ------            ------             -------

TOTAL CONSIDERATION                       235.7             39.6                                 275.3



Estimated Olsy Restructuring
Liability                                                                    245.0               245.0
                                        -------           -------            ------             -------

TOTAL ESTIMATED ACQUISITION
COST                                      235.7             39.6             245.0               520.3

Estimated Fair Value of Net

Tangible Assets Acquired                 (130.3)             7.6             (25.2)             (147.9)
                                        -------           ------            ------             -------

Estimated Excess of Purchase
Price over Net Tangible Assets
Acquired                                $ 105.4           $ 47.2            $219.8             $ 372.4
                                        =======           ======            ======             =======

The estimated excess of the purchase price over the fair value of the net assets acquired of $372.4 million has been reflected in the unaudited pro forma financial statements based on a preliminary purchase price allocation. Finalization of the allocation of the purchase price to assets acquired and liabilities assumed is subject to appraisals, valuations, evaluations and other analyses of the fair value of assets acquired and liabilities assumed, including the anticipated valuation of certain purchased research and development activities and the finalization of the formal Olsy restructuring plans.

The estimated excess of purchase price over the net tangible assets acquired has been allocated on a preliminary basis as follows:

                                                               Estimated
                                                          Values (in millions)
                                                          --------------------

            Developed software                                   $ 60.0
            Trademarks                                             30.0
            Goodwill                                              207.4
                                                                 ------
                     Olsy related intangible assets               297.4
            In process research and development                    75.0
                                                                 ------
                             Total                               $372.4
                                                                 ======

In process research and development is to be expensed upon finalization of the pending valuation, expected in the fourth quarter of fiscal 1998; developed software is amortized based upon the ratio of anticipated annual revenues to total anticipated revenues over the life of the developed software, primarily within three years; trademarks - two to five years and goodwill - twenty-five years.

Based upon these estimates, the pro forma impact of amortization expense for the succeeding five years is $45.0 million, $34.0 million, $20.0 million, $15.0 million and $14.0 million, respectively. These estimates of amortization expense are highly dependent upon the amounts of Olsy related restructuring costs which still have not been finalized or approved, as well as the allocation of the excess of purchase price over identifiable tangible assets to various intangible asset categories. Management anticipates that the purchase price allocation will be finalized by June 30, 1998.

The unaudited consolidated balance sheet at March 31, 1998 included in the Company's report on Form 10-Q for the quarterly period ended March 31, 1998 reflects both the balance sheet of the acquired company and certain preliminary purchase accounting adjustments recorded as of that date by the Company. In addition, the accompanying unaudited pro forma combined condensed balance sheet includes the effect of the nonrecurring charge to operations for the fair value of certain technology under research and development estimated at $75 million and is reflected as a direct reduction to equity; the estimated incremental liability associated with restructuring the Olsy business of $245 million; the preliminary allocation of excess purchase price to identifiable intangible assets; and the acquisition of OCJ which was completed April 7, 1998. In connection with the acquisition of OCJ, Olivetti has agreed to reimburse the Company for the unfunded pension liability at the acquisition date. The unfunded pension liability at March 31, 1998 was $25.2 million and has been reflected as a reduction of purchase price in the accompanying pro forma financial statements.

The accompanying unaudited pro forma combined condensed statements of operations for the Company's nine months ended March 31, 1998 and its fiscal year ended June 30, 1997 have been prepared to give effect to the acquisition of Olsy by the Company. The unaudited pro forma combined statements of operations do not include the nonrecurring charge to operations for the fair value of certain purchased technology under research and development of $75 million, nor other nonrecurring charges which may result from the transaction and the integration of Olsy into the Company.

On May 12, 1998, the Company's Olsy subsidiary in Germany filed a petition in local court to initiate bankruptcy proceedings. The pro forma financial statements presented herein include the results of operations and financial position of this subsidiary.

The unaudited pro forma information has been prepared assuming that the acquisition, including OCJ, occurred at the beginning of the Company's most recently completed fiscal year which began July 1, 1996. The pro forma information is based on the historical financial statements of the company and Olsy, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma financial information. The pro forma information for the nine months ended March 31, 1998 includes the unaudited historical results of Wang and Olsy for the nine months then ended. The pro forma information for the fiscal year ended June 30, 1997 includes the historical results of Wang plus the unaudited historical results of Olsy for the four quarters ended September 30, 1997. Accordingly, the unaudited results of operations for the Olsy quarter ended September 30, 1997 are included in both the nine month and fiscal year periods. Revenues and loss from continuing operations for that quarter were $509.2 and $32.2, respectively.

The pro forma information is unaudited and does not purport to be indicative of the financial position or results of operations that would have been attained had the combination been in effect on the dates indicated, nor of future results of operations of the combined Company. The unaudited pro forma financial statements should be read in conjunction with the separate audited financial statements and notes thereto of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1997, the unaudited financial information included in Wang's Form 10-Q for the three and nine month periods ended March 31, 1998, and the audited financial statements and notes thereto of Olsy for the year ended December 31, 1996 and the nine months ended September 30, 1997 included as part of this Form 8-K/A.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                                   (Unaudited)
                  (Dollars in millions, except per share data)

                                            Historical       Historical      Pro Forma              Pro Forma
                                             Wang (A)        OCJ (B)(1)     Adjustments              Combined
                                            ----------       ----------     -----------             ---------
ASSETS
------
CURRENT ASSETS
  Cash and equivalents                       $  238.7          $ 23.2         $   --                 $  261.9
  Accounts receivable, net                      790.8            50.6             --                    841.4
  Inventories                                   188.7             9.0             --                    197.7
  Other current assets                          200.9             4.6             --                    205.5
                                             --------          ------         ------                 --------
                                              1,419.1            87.4             --                  1,506.5
Depreciable assets, net                         292.1             9.9             --                    302.0
Intangible assets, net                          304.2             0.5             --                    304.7
Olsy-related intangible assets                  105.4              --          192.0 (2,3,4)            297.4
Other                                           117.8              --          (14.4)(2)                103.4
                                             --------          ------         ------                 --------
     Total assets                            $2,238.6          $ 97.8         $177.6                 $2,514.0
                                             ========          ======         ======                 ========

LIABILITIES AND
---------------
STOCKHOLDERS' EQUITY
--------------------
CURRENT LIABILITIES
  Borrowings due within one year             $  120.3          $ 27.7         $   --                 $  148.0
  Accounts payable                              381.5            17.3             --                    398.8
  Accrued expenses                              242.1            34.4             --                    276.5
  Other current liabilities                     372.2              --          245.0 (3)                617.2
  Deferred service revenue                      156.1             0.9             --                    157.0
                                             --------          ------         ------                 --------

     Total current liabilities                1,272.2            80.3          245.0                  1,597.5
                                             --------          ------         ------                 --------

Long-term liabilities                           291.3            25.2             --                    316.5
                                             --------          ------         ------                 --------

Minority interest                                 6.7              --             --                      6.7
                                             --------          ------         ------                 --------

Series A Preferred Stock                         86.0              --             --                     86.0
                                             --------          ------         ------                 --------

STOCKHOLDERS' EQUITY
  Series B Preferred Stock                      138.3                                                   138.3
  Common stock                                    0.5              --             --                      0.5
  Capital in excess of par value                484.0            52.1          (52.1)(2)                484.0
  Cumulative translation
    adjustment                                   (8.6)             --             --                     (8.6)
  Retained earnings
    (accumulated deficit)                       (31.8)          (59.7)         (15.3)(2,4)             (106.8)
                                             --------          ------         ------                 --------
    Total stockholders' equity                  582.4            (7.6)         (67.4)                   507.4
                                             --------          ------         ------                 --------
Total liabilities and
  stockholders' equity                       $2,238.6          $ 97.8         $177.6                 $2,514.0
                                             ========          ======         ======                 ========

(A) As filed on Form 10-Q for the quarter ended March 31, 1998.

(B) Olivetti Corporation of Japan balance sheet, the purchase of which was not completed by the Company until April 7, 1998. Accordingly, it was not reported in the Company's March 31, 1998 balance sheet.

         See Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)
                  (Dollars in millions, except per share data)


                                            Historical       Historical      Pro Forma          Pro Forma
                                             Wang (A)        Olsy (B)(5)    Adjustments          Combined
                                            ----------       -----------    -----------         ---------
Net revenue                                  $1,053.7          $1,640.7       $   --             $2,694.4
                                             --------          --------       ------             --------

Costs and expenses
  Cost of revenues                              825.2           1,289.7           --              2,114.9
  Research and development                        3.7              16.2           --                 19.9
  Selling, general and
     administrative                             194.5             324.6           --                519.1
  Amortization of intangibles -
     acquisition and fresh-start                 21.1              22.4         25.6 (6)             69.1
  Acquisition-related charges                    12.5                --           --                 12.5
  Restructuring charges                          10.7              30.9           --                 41.6
                                             --------          --------       ------             --------
     Total costs and expenses                 1,067.7           1,683.8         25.6              2,777.1
                                             --------          --------       ------             --------

Operating loss                                  (14.0)            (43.1)       (25.6)               (82.7)

Other (income) expense                           (6.3)              9.8          3.7 (7)              7.2
                                             --------          --------       ------             --------

Income (loss) before income taxes                (7.7)            (52.9)       (29.3)               (89.9)
Provision (benefit) for
  income taxes                                   13.4               6.7           --                 20.1
                                             --------          --------       ------             --------

Income (loss) from continuing
  operations                                 $  (21.1)         $  (59.6)      $(29.3)            $ (110.0)
                                             ========          ========       ======             ========

Income (loss) from continuing
  operations applicable to
  common stockholders                        $  (31.7)         $  (59.6)      $(29.3)            $ (120.6)
                                             ========          ========       ======             ========

Earnings per share
  Basic                                      $  (1.22)                                           $  (2.56)
  Diluted                                    $  (1.22)                                           $  (2.56)

Shares used to compute per
  share amounts
  Basic                                          39.8                                                47.1
  Diluted                                        39.8                                                47.1

(A) As filed on Form 10-Q for the quarter ended March 31, 1998.

(B) Includes Olsy and Olivetti Corporation of Japan historical data for the nine months ended March 31, 1998.


         See Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (Unaudited)
                  (Dollars in millions, except per share data)

                                            Historical       Historical      Pro Forma          Pro Forma
                                             Wang (A)        Olsy (B)(5)    Adjustments          Combined
                                            ----------       -----------    -----------         ---------

Net revenue                                  $1,268.4          $2,653.3       $   --             $3,921.7
                                             --------          --------       ------             --------

Costs and expenses
  Cost of revenues                              961.0           2,074.1           --              3,035.1
  Research and development                        3.7              32.9           --                 36.6
  Selling, general and
     administrative                             243.2             603.5           --                846.7
  Amortization of intangibles -
     acquisition and fresh-start                 47.0              15.6         44.9 (6)            107.5
  Acquisition-related charges                    35.0                --           --                 35.0
  Chapter 11-related charges                      1.3                --           --                  1.3
  Restructuring charges                            --              46.1           --                 46.1
                                             --------          --------       ------             --------
     Total costs and expenses                 1,291.2           2,772.2         44.9              4,108.3
                                             --------          --------       ------             --------

Operating income (loss)                         (22.8)           (118.9)       (44.9)              (186.6)

Other (income) expense                           (0.5)             30.8          4.9 (7)             35.2
                                             --------          --------       ------             --------
Loss from continuing
  Operations before income taxes                (22.3)           (149.7)       (49.8)              (221.8)
Provision (benefit) for

  Income taxes                                  (15.6)             13.3           --                 (2.3)
                                             --------          --------       ------             --------

Loss from continuing
  Operations                                 $   (6.7)         $ (163.0)      $(49.8)            $ (219.5)
                                             ========          ========       ======             ========

Income (loss) from continuing
  operations applicable to
  common stockholders                        $  (20.8)         $ (163.0)      $(49.8)            $ (233.6)
                                             ========          ========       ======             ========

Earnings per share
  Basic                                      $  (0.56)                                           $  (5.08)
  Diluted                                    $  (0.56)                                           $  (5.08)

Shares used to compute per
  share amounts
  Basic                                          37.2                                                46.0
  Diluted                                        37.2                                                46.0

(A) As filed on Form 10-K for the year ended June 30, 1997.
(B) For the twelve months ending September 30, 1997 (unaudited).

         See Notes to Pro Forma Combined Condensed Financial Statements

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

(1) Historical balance sheet amounts for Olsy are presented in accordance with U.S. generally accepted accounting principles and have been converted from Italian Lira to U.S. Dollars using the exchange rate in effect for the Company at March 31, 1998.

(2) To reclassify the $39.6 million of escrow related to the purchase of OCJ included in Other Assets to Olsy-related intangible assets, net of $25.2 million for pension liabilities reimbursable by Olivetti, and to reclassify net liabilities assumed of $7.6 million to Olsy intangible assets.

(3) To record estimated amounts relating to Olsy to be incurred as part of the Company's restructuring plan.

(4)  To write off the estimated value of in process research and development.

(5) Historical amounts reported in the statement of operations for Olsy are presented in accordance with U.S. generally accepted accounting principles and have been converted from Italian Lira to U.S. Dollars using the average exchange rate for the period.

(6) To record amortization expense for the intangible assets represented by the excess of purchase price over net assets acquired, established in connection with the Company's acquisition of Olsy. The amortization expense has been calculated based on preliminary estimates of the allocation of purchase price to identifiable intangible assets. An independent valuation is being performed and is expected to be complete at June 30, 1998.

(7) To record interest expense of $3.7 million and $4.9 million for the nine months ended March 31, 1998 and the year ended June 30, 1997, respectively, on the Company's credit facility, assuming an average daily outstanding balance of $68.6 million, calculated at an interest rate of 7.125%.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WANG LABORATORIES, INC.



June 1, 1998                                 By: /s/ Franklyn A. Caine
                                                 -------------------------------
                                                 Franklyn A. Caine
                                                 Executive Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX



            23.1    Consent of Coopers & Lybrand S.p.A.

            23.2    Consent of Arthur Andersen

            23.3    Consent of Arthur Andersen

            23.4    Consent of Arthur Andersen

            23.5    Consent of Arthur Andersen

            23.6    Consent of Price Waterhouse

            23.7    Consent of Price Waterhouse

            23.8    Consent of Price Waterhouse

                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Wang Laboratories Inc. on Forms S-3 (File Nos. 333-06611, 333-19789, 333-27969 and 333-27971) of our report dated February 24, 1998, except with respect to notes 29(c) and 29(d), for which the dates are April 7, 1998 and May 12, 1998, respectively, on our audits (which, as stated in our report, are based in part on the reports of other auditors) of the combined consolidated financial statements of Olivetti Solutions (an Integrated Business Unit of the Olivetti Group) as of September 30, 1997 and December 31, 1996 and for the nine month and one year periods then ended, which report is included in this Form 8-K/A.


Coopers & Lybrand, S.p.A.



Turin, Italy
May 27, 1998

                                                                    EXHIBIT 23.2




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated February 24, 1998 on the audited financial statements of Olsy Belgium S.A. and subsidiaries as of September 30, 1997 and December 31, 1996, and for the nine months and year then ended, respectively, which reports are included in this Form 8-K/A.




ARTHUR ANDERSEN


/s/ GUY WYGAERTS
----------------
    GUY WYGAERTS

May 27, 1998

                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries registration statements on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated February 23, 1998 on the audited financial statements of Olivetti Espana, S.A. as of September 30, 1997 and December 31, 1996, and for the nine-month and year then ended, respectively, which reports are included in this Form 8-K/A.



ARTHUR ANDERSEN

/s/ Koro Usarraga
-----------------
    Koro Usarraga


May 26, 1998

                                                                    EXHIBIT 23.4



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries registration statements on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated November 7, 1997 on the audited financial statements of Olivetti Corporation of Japan as of September 30, 1997, and for the nine months then ended which report is included in this Form 8-K/A.



ARTHUR ANDERSEN




Tokyo, Japan
May 26, 1998

                                                                    EXHIBIT 23.5



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries registration statements on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated November 7, 1997 on the audited financial statements of Olivetti Corporation of Japan as of December 31, 1996, and for the year then ended, which report is included in this Form 8-K/A.


ARTHUR ANDERSEN



Tokyo, Japan
May 26, 1998

                                                                    EXHIBIT 23.6


                                                            Vienna, May 27, 1998



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 06611,
No. 19789, No. 27971 and No. 27969) of Wang Laboratories, Inc. of our report dated February 24, 1998, except as to note 11 which is as of May 12, 1998, relating to the consolidated financial statements of Olsy Austria Information Systems GmbH, Vienna, Austria, which appears in the Current Report on Form 8-K/A of Wang Laboratories, Inc. dated June 1, 1998.


                                                             PRICE WATERHOUSE AG



                               /s/ JOHANNES MORTL            /s/ WOLFRAM STEINER
                               --------------------          -------------------
                                   JOHANNES MORTL                WOLFRAM STEINER

                                                                    EXHIBIT 23.7




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 06611,
No. 19789, No. 27971 and No. 27969) of Wang Laboratories, Inc. of our report dated January 10, 1998 relating to the consolidated financial statements of Olivetti (Hong Kong) Limited, which appears in the Current Report on Form 8-K/A of Wang Laboratories, Inc. dated June 1, 1998.



/s/ Price Waterhouse

Price Waterhouse

Hong Kong
May 27, 1998

                                                                    EXHIBIT 23.8

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 06611, No. 19789, No. 27971 and No. 27969) of Wang Laboratories, Inc. of our report dated December 24, 1997 relating to the consolidated financial statements of Olsy Africa (Proprietary) Limited, which appears in the Current Report on Form 8-K/A of Wang Laboratories, Inc. dated June 1, 1998.


/s/ Price Waterhouse


                                                                    May 27, 1998

                             WANG LABORATORIES, INC.
--------------------------------------------------------------------------------

                 DIRECTOR COMPENSATION AND STOCK OPTION PLAN

--------------------------------------------------------------------------------

                             WANG LABORATORIES, INC.
--------------------------------------------------------------------------------

                 DIRECTOR COMPENSATION AND STOCK OPTION PLAN

--------------------------------------------------------------------------------




                                                                           Page
                                                                           ----

1.    Purpose..............................................................   1

2.    Definitions..........................................................   1

3.    Administration.......................................................   4

4.    Shares Available Under the Plan......................................   4

5.    Eligibility..........................................................   5

6.    Grants of Restricted Stock and/or Restricted Stock Units.............   5

7.    Grants of Options....................................................   7

8.    Deferral of Fees in Deferred Shares; Other Deferrals.................   9

9.    Terms of Deferral Accounts...........................................  10

10.   Settlement of Deferral Accounts......................................  11

11.   Amendment and Termination............................................  11

12.   General Provisions...................................................  12

                             WANG LABORATORIES, INC.
--------------------------------------------------------------------------------

                 DIRECTOR COMPENSATION AND STOCK OPTION PLAN

--------------------------------------------------------------------------------



         1. PURPOSE. The purpose of this Director Compensation and Stock Option Plan (the "Plan") is to provide Wang Laboratories, Inc. (the "Company") with an additional means to attract, retain and compensate non-employee directors and to enable such persons to increase their proprietary interest in the Company. In furtherance of this purpose, the Plan authorizes the grant of Restricted Stock or Restricted Stock Units, the grant of Options, and the grant of Deferred Shares in lieu of fees.

         2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                  (a) "Administrator" means the administrative committee specified in Section 3(b) to whom the Board has delegated the authority to take action under the Plan.

                  (b) "Award" means a share of Restricted Stock, Restricted Stock Unit, Option, or Deferred Share granted under the Plan.

                  (c) "Beneficiary" means any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

                  (d)      "Board" means the Board of Directors of the Company.

                  (e) "Change in Control" means the occurrence of any of the following events after the effective date of the Plan:

                  (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any subsidiary owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing
         50% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) During any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute at least a majority thereof;

                  (iii) The stockholders of the Company have approved a merger or consolidation of the Company with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) The stockholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and all other required governmental approvals of such transaction have been obtained.

                  (f) "Deferral Account" means the account established and maintained by the Company for Restricted Stock Units or Deferred Shares credited under Sections 6 or 8. A Deferral Account may include one or more subaccounts, including a Restricted Stock Unit Account for forfeitable Restricted Stock Units under Section 6 and a Deferred Share Account for nonforfeitable Deferred Shares. The Deferral Account and subaccounts, and Restricted Stock Units and Deferred Shares credited thereto, will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

                  (g) "Deferred Share" means an Award which represents the right to receive one share of Stock upon settlement, which Award is non-forfeitable. In addition to Deferred Shares acquired under Section 8, Restricted Stock Units as to which the Participant has elected further deferral upon lapse of the risk of forfeiture will automatically become Deferred Shares upon the lapse of the risk of forfeiture.

                  (h) "Disability" means a Participant's termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.

                  (i) "Effective Date" means November 24, 1998, the date the Plan became effective.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

                  (k) "Fair Market Value" means, with respect to Stock as of a given date, unless otherwise specified by the Board, as follows: If the Stock is listed or admitted to trading on a national securities exchange or the Nasdaq National Market for at least 45 consecutive trading days prior to the date, the average of the daily market prices (i.e., the closing price, regular way, on the trading day in question, or if no sale takes place on such day the average of the closing bid and asked prices on such day) of the Stock for the 30 consecutive trading days before the given date; provided that the market prices of the Stock during such 30-day period shall be appropriately adjusted to take into account the effect of any Common Stock dividend or subdivision, combination or reclassification of the Stock that occurs during such period.

                  (l) "Market Price" means, with respect to Stock at a given date, if the Stock is listed or admitted to trading on a national securities exchange or the Nasdaq National Market for at least 45 consecutive trading days prior to the date, the average of the daily market prices (i.e., the closing price, regular way, on the trading day in question, or if no sale takes place on such day the average of the closing bid and asked prices on such day) of the Stock for the 40 consecutive trading days before the given date; provided that the market prices of the Stock during such 40-day period shall be appropriately adjusted to take into account the effect of any Stock dividend or subdivision, combination or reclassification of the Stock that occurs during such period.

                  (m) "Option" means the right, granted to a Participant under Section 7, to purchase a specified number of shares of Stock at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

                  (n) "Other Director Compensation" means fees payable to a director in his or her capacity as such, other than Retainer Fees, for attending meetings and other service on the Board and Board committees or otherwise.

                  (o) "Participant" means any person who, while a director, has been granted an Award which remains outstanding.

                  (p) "Plan Year" means, with respect to a Participant, the period commencing at the time of the Participant's election as a director at an annual meeting of stockholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director's initial appointment to the Board if not at an annual meeting of stockholders, and continuing until the close of business of the day preceding the next annual meeting of stockholders.

                  (q) "Qualifying Separation" means a termination of the Participant's service as a director due to the failure of the Participant to be renominated or reelected as a director or any other discontinuance of Participant's service as a director if (in each case) the Participant has offered and remains willing to continue to serve as a director at the time the discontinuance is announced and the discontinuance is not due to the Participant's act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company.

                  (r) "Restricted Stock" means shares of Stock granted under Section 6, subject to a risk of forfeiture and restrictions on transfer for a specified period.

                  (s)      "Restricted Stock Unit" means an Award granted under
Section 6 which represents the right to receive one share of Stock upon settlement, subject to a risk of forfeiture and restrictions on transfer for a specified period.

                  (t) "Retainer Fees" means annual Board retainer fees and Committee retainer fees, if any, payable to a director in his or her capacity as such for service on the Board and Board committees. Unless otherwise indicated, Retainer Fees mean the aggregate cash value of Retainer Fees, whether such Retainer Fees are payable in cash or in property or on a current or deferred basis.

                  (u) "Retirement" means a Participant's termination of service as a director of the Company at or after age 60.

                  (v) "Stock" means Common Stock or any other equity securities of the Company substituted or resubstituted for Stock under Section 12(b).

         3.       ADMINISTRATION.

                  (a) AUTHORITY. Both the Board and the Administrator (subject to the ability of the Board to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may perform any function of the Board under the Plan, except for grants of Awards under Sections 6 and 7, adoption of material amendments to the Plan under
Section 11, or other functions from time to time specifically reserved by the Board to itself. Any actions of the Board or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Board. The Board and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

                  (b) ADMINISTRATOR. The Administrator shall be the Organization, Compensation and Nominating Committee of the Board of Directors or such other committee as may designated by the Board. No member of the Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.

                  (c) LIMITATION OF LIABILITY. Each member of the Board and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any legal counsel, executive compensation consultant, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Board or the Administrator, nor any person to whom ministerial duties under the Plan have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

         4. SHARES AVAILABLE UNDER THE PLAN. The total number of shares of Stock reserved and available for delivery under the Plan is 200,000, plus any shares reserved for awards under the 1995 Director Stock Option Plan which have not been and will not be issued under that Plan, in each case subject to adjustment as provided in Section 12(b). Shares that may be delivered under the Plan shall be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the Participant. For purposes of the Plan, if an Option expires for any reason without having been exercised in full or Restricted Stock, Restricted Stock Units, or Deferred Shares are forfeited or cancelled without delivery of shares, the shares subject to the unexercised portion of such Option or to the forfeited or cancelled Restricted Stock, Restricted Stock Units, or Deferred Shares will again be available for delivery under the Plan.

         5. ELIGIBILITY. Each non-employee director of the Company who is paid fees for service on the Board or a Board committee may participate in the Plan, subject to the terms hereof. No person other than those specified in this
Section 5 will be eligible to participate in the Plan. If Participants are permitted to participate in the Plan on an elective basis, the Administrator will notify each person of such eligibility to participate not later than 15 days (or such other period as may be determined by the Administrator) prior to any deadline for filing an election form.

         6. GRANTS OF RESTRICTED STOCK AND/OR RESTRICTED STOCK UNITS. Restricted Stock and/or Restricted Stock Units shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such Awards, the number of shares of Restricted Stock or Restricted Stock Units to be granted, and the time or times at which such Awards shall be granted. The foregoing notwithstanding, in addition to Restricted Stock or Restricted Stock Units granted with a corresponding reduction in the amount of cash Retainer Fees or Other Director Compensation, the maximum number of shares of Restricted Stock and Restricted Stock Units that may be granted to a single director in a given year without such a corresponding reduction shall be 50% of the number that could have been granted with such a corresponding reduction.

                  (a)      INITIAL POLICY -- GRANT OF RESTRICTED
STOCK/RESTRICTED STOCK UNITS. The initial policy with respect to Awards under this Section 6, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:

                  (i) ANNUAL GRANT IN LIEU OF CASH RETAINER FEES. At the date of each annual meeting of stockholders at which a director is elected or reelected as a member of the Board or at which members of another class of directors are elected or reelected (if the Company then has a classified Board), such director, if he or she is a non-employee director eligible to participate at that date, shall be granted the number of shares of Restricted Stock and/or Restricted Stock Units determined by dividing the director's Retainer Fees for that year by the Fair Market Value of a share of Stock. This grant of

         Restricted Stock and/or Restricted Stock Units shall be in lieu of payment of any Retainer Fees to such director for the Plan Year which commences at the date of grant.

                  (ii) FORM OF GRANT; DELAYED GRANT OF RESTRICTED STOCK. The eligible director will be granted Restricted Stock, except if and to the extent that he or she has elected, by filing an appropriate election form with the Company prior to such annual meeting of stockholders, to be granted Restricted Stock Units rather than Restricted Stock. Unless otherwise determined by the Administrator (and subject to compliance with applicable requirements of the Delaware General Corporation Law), if shares of Restricted Stock are to be granted, the actual shares of Stock shall not be issued until five days after the effective date of the grant; the Participant's service to the Company for such five-day period shall be deemed to have a value not less than the aggregate par value of the shares so issued, and shall constitute lawful consideration for the issuance of such shares.

                  (iii) NEWLY ELECTED OR APPOINTED DIRECTORS. Any person who is first elected or appointed as a director at a date other than an annual meeting of stockholders will be compensated in cash or otherwise in accordance with the regular compensation policy for non-employee directors, and will not be granted Restricted Stock or Restricted Stock Units under the policy set forth in this Section 6(a).

                  (b) TERMS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS GRANTED UNDER SECTION 6. Restricted Stock and Restricted Stock Units granted under this Section 6 shall be subject to the following terms and conditions:

                  (i) VESTING AND FORFEITURE. The Board may establish terms regarding the times at which Restricted Stock and Restricted Stock Units shall become vested and non- forfeitable. Unless otherwise determined by the Board, an Award granted under this Section 6 and not previously forfeited shall become vested and non-forfeitable as to all of the shares of Restricted Stock or Restricted Stock Units at the close of business on the day preceding the annual meeting of stockholders in the third year following the year of grant of such Award; provided, however, that an Award of Restricted Stock or Restricted Stock Units not previously vested or forfeited shall vest and become non-forfeitable immediately upon (A) a Change in Control (unless otherwise determined by the Board and so specified in the Restricted Stock instrument), (B) termination of the Participant's service as a director due to death, Disability or Retirement, or (C) a Qualifying Separation of the Participant at or after the date of the annual meeting of stockholders in the year following the year of grant; and, provided further, that a pro rata portion of the Award of Restricted Stock or Restricted Stock Units not previously vested or forfeited shall vest and become non-forfeitable upon a Qualifying Separation of the Participant prior to the date of the annual meeting in the year following the year of grant determined by multiplying the number of shares of Restricted Stock or Restricted Stock Units by a fraction the numerator of which is the number of days between the date of grant and the date of the Qualifying Separation and the denominator of which is 365. Unless otherwise determined by the Board, an Award of Restricted Stock or Restricted Stock Units (or portion thereof) not vested at or before the date of termination of Participant's service as a director will cease to vest and will be forfeited upon the termination of the Participant's service.

                  (ii) DIVIDENDS ON RESTRICTED STOCK. Unless otherwise determined by the Board, dividends on Restricted Stock declared and paid prior to the vesting and lapse of the risk of forfeiture on such Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock, which shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividend was paid.

                  (iii) DIVIDEND EQUIVALENTS ON RESTRICTED STOCK UNITS. Dividend equivalents will be credited on Restricted Stock Units in accordance with Section 9(a). Unless otherwise determined by the Board, Restricted Stock Units credited as a result of dividend equivalents under Section 9(a) shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock Units with respect to which the dividend equivalents were credited.

                  (iv) AWARDS NONTRANSFERABLE. Restricted Stock and Restricted Stock Units shall be nontransferable by the Participant at any time that the Award remains subject to a risk of forfeiture.

                  (v) CERTIFICATES EVIDENCING RESTRICTED STOCK; SETTLEMENT. Unless otherwise determined by the Administrator, the Company will retain possession of certificates evidencing Restricted Stock. The Company may place an appropriate legend on such certificates, reflecting the restrictions imposed under the Plan. The Participant will, upon request, execute and deliver to the Company a stock power authorizing the transfer of such certificates to the Company in the event of forfeiture. Upon the lapse of the risk of forfeiture and other restrictions on the Restricted Stock, the Company will promptly deliver such shares in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Administrator may determine. Any share certificates so delivered shall be free of legends (other than those required under the federal and state securities laws, if any).

                  (vi) SETTLEMENT OF RESTRICTED STOCK UNITS. Restricted Stock Units will be settled promptly following the lapse of the risk of forfeiture and other restrictions, unless such settlement is deferred by the Participant. A Participant may elect to defer settlement of Restricted Stock Units in accordance with Section 9(b). Settlement of Restricted Stock Units will be made in the manner provided in Section 10(a).

         7. GRANTS OF OPTIONS. Options shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such Options, the number of shares to be subject to each Option, and the time or times at which Options shall be granted. The foregoing notwithstanding, the maximum number of shares that may be subject to Options granted to a single director in a given year shall not exceed the greater of 10,000 or three times the number of shares of Restricted Stock or Restricted Stock Units that could be granted to such director under Section 6 for that year, in each case subject to adjustment in accordance with Section 12(b).

                  (a) INITIAL POLICY -- GRANT OF OPTIONS. The initial policy with respect to Options granted under this Section 7, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:

                  (i) PERFORMANCE OPTIONS. At the date of each annual meeting of stockholders at which a director is automatically granted Restricted Stock or Restricted Stock Units under Section 6(a), such director shall be automatically granted an Option (designated a "Performance Option") to purchase a number of shares equal to two times the number of shares of Restricted Stock and Restricted Stock Units granted at that date to the director.

                  (ii) INITIAL AND ANNUAL OPTIONS. At the close of business on the date a person is first elected or appointed as a director, such director, if he or she is then eligible under Section 5, shall be automatically granted an Option (designated an "Initial Option") to purchase 6,500 shares, subject to adjustment as provided in Section 12(b). At the close of business on March 31 of each year (beginning March 31, 1999), each director who is then eligible under Section 5 and who attended in the fiscal year ending the prior December 31 at least 75% of the aggregate of (A) the number of Board of Directors meetings held in such fiscal year at times during which he or she served and (B) the number of meetings held in such fiscal year by committees of the Board of Directors on which he or she served, shall be automatically granted an Option (designated an "Annual Option") to purchase 6,500 shares, subject to adjustment as provided in Section 12(b); provided, however, that no Annual Option will be granted to a director if within the [three months] prior thereto he or she was granted an Initial Option under the Plan.

                  (b) TERMS OF OPTIONS GRANTED UNDER SECTION 7. Each Option granted under this Section 7 shall be subject to the following terms and conditions:

                  (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

                  (ii) OPTION TERM. Each Option shall expire at the earlier of (A) ten years after the date of grant or (B) the date as the Option may no longer be exercised and cannot, by its terms, thereafter become exercisable, or otherwise terminates under Section 7(b)(iii).

                  (iii) VESTING AND EXERCISABILITY. The Board may establish terms regarding the times at which Options granted under this Section 7 shall become vested and exercisable.

                           (A) Unless otherwise determined by the Board, a Performance Option granted under this Section 7 and not previously forfeited shall vest and become exercisable by a Participant in full at the earlier of (A) the day prior to the annual meeting of stockholders in the seventh year after the year of grant or (B) the earliest date, following the date of grant, on which the Market Price equals or exceeds an amount (rounded to the next higher whole dollar) equal to 1.667 times the exercise price of the option or such higher amount as determined by the Board; provided, however, that a Performance Option not previously vested or forfeited shall vest and become exercisable immediately upon a Change in Control (unless otherwise determined by the Board and so specified in the Option grant instrument); and, provided further, that a portion of the Performance Option not previously vested or forfeited shall vest and become exercisable immediately upon
                  (A) termination of the Participant's service as a director due to death, Disability or Retirement, or (B) a Qualifying Separation of the Participant, with such portion determined by multiplying the number of shares subject to the Performance Option by a fraction the numerator of which is the number of months (rounded to the next full month) between the date of grant and the date of the termination of service and the denominator of which is 84. In the event of termination of a Participant's service as a director, any portion of a Performance

                  Option that is vested and exercisable after such termination will remain exercisable until the earlier of ten years after the date of grant or the one year following the death of the Participant.

                           (B) Unless otherwise determined by the Board, an Initial or Annual Option granted under this Section 7 and not previously forfeited shall vest and become exercisable by a Participant as to one-third of the shares subject to such Option on each of the first three anniversaries of the date of grant; provided, however, that an Initial or Annual Option not previously vested or forfeited shall vest and become exercisable immediately upon a Change in Control (unless otherwise determined by the Board and so specified in the Option grant instrument) or termination of the Participant's service as a director due to death or Disability. In the event of termination of a Participant's service as a director, any portion of an Initial or Annual Option that is vested and exercisable after such termination, including portions that become vested and exercisable after Retirement (as provided in Section 7(b)(iii)(C)), shall terminate at the earliest of one year following termination due to Disability, one year following death, immediately upon termination due to any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company (an "Adverse Termination"), 30 days following any termination other than due to death, Disability, Retirement, or an Adverse Termination, or the date ten years after the date of grant.

                           (C) Unless otherwise determined by the Board, a Performance, Initial, or Annual Option (or portion thereof) not vested at or before the date of termination of Participant's service as a director will cease to vest and will be forfeited upon the termination of the Participant's service; provided, however, that in the event of a Participant's Retirement, the Participant's Initial and Annual Option(s) shall continue to vest and become exercisable in accordance with Section 7(b)(iii)(B), except that such Option(s) will immediately vest and become exercisable upon a Change in Control (unless otherwise determined by the Board and so specified in the Option grant instrument) or the death of the Participant.

                  (iv) PAYMENT. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Stock, or any combination thereof, or in such other form or manner as may be established by the Administrator, unless otherwise determined by the Board.

         8. DEFERRAL OF FEES IN DEFERRED SHARES; OTHER DEFERRALS. The Board may adopt compensation policies which permit a director of the Company who is eligible under Section 5 to elect, in accordance with Section 8(a), to be paid Retainer Fees and Other Director Compensation in the form of Deferred Shares under Section 8(b).

         (a) ELECTIONS. A director shall elect to participate and the terms of such participation by filing an election with the Company prior to the beginning of a Plan Year or at such other date as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws. The Administrator will provide a form of election which will permit a director to make appropriate elections with respect to all relevant matters under this
Section 8. The Administrator will also adopt appropriate rules covering the effect and irrevocability of Participant elections.

                  (b) DEFERRAL OF RETAINER FEES AND OTHER DIRECTOR COMPENSATION IN THE FORM OF DEFERRED SHARES. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of Deferred Shares, a number of Deferred Shares shall be credited to the Participant's Deferral Account, as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a share of Stock at that date. Deferred Shares credited under this Section 8(b) shall be subject to the terms and conditions of Deferred Shares specified in Section 9. The right and interest of each Participant in Deferred Shares credited to the Participant's Deferral Account under this Section 8(b) at all times will be nonforfeitable.

                  (c) DEFERRAL OF CERTAIN OPTION SHARES. Upon any exercise of an Option or an option granted under any other plan or program of the Company by a non-employee director, if the exercise price of such option is paid by surrender of shares of Stock to the Company, the director may elect to defer receipt of all or a portion of the shares deliverable upon exercise of the option in excess of the number surrendered in payment of the exercise price. In such case, the number of shares deferred shall be credited as Deferred Shares to the Participant's Deferral Account.

         9.       TERMS OF DEFERRAL ACCOUNTS.

                  (a) DIVIDEND EQUIVALENTS ON RESTRICTED STOCK UNITS AND DEFERRED SHARES. Dividend equivalents will be credited on Restricted Stock Units, in the form of additional Restricted Stock Units, and on Deferred Shares, in the form of additional Deferred Shares, as follows:

                  (i) CASH AND NON-SHARE DIVIDENDS. If the Company declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional Restricted Stock Units or Deferred Shares shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (i) the number of Restricted Stock Units and Deferred Shares, respectively, credited to the Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a share of Stock at such payment date.

                  (ii) SHARE DIVIDENDS AND SPLITS. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional Restricted Stock Units or Deferred Shares shall be credited to the Participant's Deferral Account as of the payment date for such dividend or forward Stock split equal to (i) the number of Restricted Stock Units and Deferred Shares, respectively, credited the Account as of the record date for such dividend or split multiplied by (ii) the number of additional Shares actually paid as a dividend or issued in such split in respect of each Share.

                  (b) ELECTIONS AS TO SETTLEMENT. A Participant's Deferral Account will be settled, with respect to Restricted Stock Units credited thereto and not forfeited, at the later of the date the risk of forfeiture of such Restricted Stock Units lapses or such time or times as may have been validly elected by the Participant under this Section 9(b), subject to accelerated settlement under Section 10. In addition, a Participant's Deferral Account will be settled, with respect to Deferred Shares credited thereto, at such time or times as may have been validly elected by the Participant under this Section 9(b), subject to accelerated settlement under
Section 10. To make an election as to the time of settlement of a Deferral Account (including to defer settlement of Restricted Stock Units), the Participant, while still a director of the Company, shall file an election with the Administrator specifying the time or times at which the Participant's Deferral Account will be settled at specified future dates (including following the Participant's termination of service as a director of the Company), and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten.

                  (i) ELECTION FORMS. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Administrator.

                  (ii) MODIFYING ELECTIONS. A Participant may modify a prior election as to the time at which a Participant's Deferral Account will be settled at any time prior to the earlier of one year prior to the date of settlement or the date the Participant ceases to serve as a director of the Company, subject to such requirements as may be specified by the Administrator. Such modification shall be made by filing a new election with the Administrator. The foregoing notwithstanding, the Administrator may disapprove or limit elections under this Section 9(b) in order to ensure that the Participant will not be deemed to have constructively received compensation in respect of the Participant's Deferral Account prior to settlement.

                  (c) STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amounts credited to a Participant's Deferral Account, transactions therein, and other related information from time to time, in the Administrator's discretion.

                  (d) FRACTIONAL SHARES. The amount of Restricted Stock Units and Deferred Shares credited to a Deferral Account shall include fractional shares calculated to at least three decimal places.

         10. SETTLEMENT OF DEFERRAL ACCOUNTS. The Company will settle a Participant's Deferral Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant's death) at the time or times, in a lump sum or installments, as specified in accordance with
Section 9(b); provided, however, that a Deferral Account will be settled on an accelerated basis in accordance with Sections 10(b), (c), and (d).

                  (a) FORM OF DISTRIBUTION. Distributions in respect of a Participant's Deferral Account shall be made only in shares of Stock, together with cash in lieu of any fractional share remaining at a time that less than one whole Deferred Share is credited to such Deferral Account. Shares may be delivered in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Administrator may determine.

                  (b) DEATH. If a Participant ceases to serve as a director due to death or dies prior to distribution of all amounts from his or her Deferral Account, the Company shall make a single lump-sum distribution in settlement of unforfeited Restricted Stock Units and Deferred Shares to the Participant's Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.

                  (c) FINANCIAL EMERGENCY AND OTHER PAYMENTS. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that settlement of Deferred Shares under the Plan is warranted, the Board may direct the delivery of shares to the Participant in settlement of all or a portion of the Deferred Share balance in the Participant's Deferral Account and the time and manner of such payment.

                  (d) CHANGE IN CONTROL. In the event of a Change in Control, distributions in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made promptly but in no event more than 15 business days following such Change in Control.

         11. AMENDMENT AND TERMINATION. The Board may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account; and provided further, that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval.

         12.      GENERAL PROVISIONS.

                  (a) LIMITS ON TRANSFERABILITY. Awards and all other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution, or to a Beneficiary in the event of a Participant's death, and will not otherwise be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void. The foregoing notwithstanding, the Administrator may permit a Participant to transfer Options, Deferred Shares, and related rights to one or more trusts, partnerships, or family members during the lifetime of the Participant solely for estate planning purposes, but only if and to the extent then consistent with the registration of any offer and sale of shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. The Company may rely upon the Beneficiary designation last filed in accordance with this Section 12(a).

                  (b) ADJUSTMENTS. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock reserved and available for delivery under the Plan and to be subject to Awards thereafter granted or credited, (ii) the number of shares subject to Awards automatically granted under any existing Board policy under Section 6 or 7 of the Plan, (iii) the number and kind of shares of Stock deliverable upon exercise of outstanding Options, and the exercise price per share thereof (provided that no fractional shares will be delivered upon exercise of any Option), (iv) the number and kind of shares of Stock to be delivered upon settlement of outstanding Restricted Stock Units and Deferred Shares (taking into account any Restricted Stock Units and Deferred Shares credited as dividend equivalents under Section 9(a)), and (v) the number and kind of shares outstanding as Restricted Stock.

                  (c) RECEIPT AND RELEASE. Payments to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation deferred and relating to the Deferral Account to which the payments relate against the Company, the Board, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to a Deferral Account in the form of Deferred Shares, the amounts paid shall be deemed to relate to the Deferred Shares credited to the Account at the earliest time.

                  (d) UNFUNDED STATUS OF PLAN; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; PROVIDED, HOWEVER, that the Board may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant.

                  (e) COMPLIANCE. The Company shall have no obligation to deliver shares under the Plan until all legal and contractual obligations of the Company relating to establishment of the Plan and such delivery shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

                  (f) OTHER PARTICIPANT RIGHTS. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the grant of an Option or crediting of Restricted Stock Units or Deferred Shares to a Deferral Account, or the creation of any Trust and deposit of Stock therein, except at such time as such Option may have been duly exercised or Stock may be actually delivered in settlement of a Deferral Account, except that a Participant granted Restricted Stock shall have rights of a stockholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. No provision of the Plan, document relating to the Plan, or transaction hereunder shall confer upon any Participant any right to continue to serve as a director of the Company or in any other capacity with the Company or a subsidiary or to be nominated for reelection as a director, or interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 12(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                  (g) CONTINUED SERVICE AS AN EMPLOYEE. If a Participant ceases to serve as a director and, immediately thereafter, is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased to serve as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director or chair or a member of a Board committee; PROVIDED, HOWEVER, that, for purposes of Section 5, such former director will not be deemed to be a non-employee director eligible for further grants of Awards.

                  (h) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

                  (i) LIMITATION. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of Awards, and neither the Company, the Board nor the Administrator shall be liable or responsible therefor.

                  (j) CONSTRUCTION. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

                  (k) SEVERABILITY. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

                  (l) NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as creating any limitation on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

                  (m) STOCKHOLDER APPROVAL. The Plan is conditioned upon stockholder approval of the plan at the Company's 1998 Annual Meeting of Stockholders, by a vote sufficient to meet the requirements of the Nasdaq National Market and any other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall be null and void if the Plan is not so approved by the Company's stockholders. Other provisions of the Plan notwithstanding, no shares will be issued in respect of any Award until such time as the Company's stockholders have approved the Plan.


                                   As adopted by the Board of Directors of the
                                        Company on July 22, 1998

                             WANG LABORATORIES, INC.

               ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 24, 1998

     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Albert A. Notini and John A. Burgess, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Wang Laboratories, Inc. (the "Company") to be held on Tuesday, November 24, 1998 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of capital stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1.   To elect the following individuals as Class II Directors:

          MARCIA J. HOOPER    / / FOR   / /  WITHHOLD AUTHORITY

          JOSEPH J. KROGER    / / FOR   / /  WITHHOLD AUTHORITY

          JOHN P. WHITE       / / FOR   / /  WITHHOLD AUTHORITY

2. To approve the Amendment and Restatement of the Director Stock Option Plan of the Company.

     / / FOR        / / AGAINST         / / ABSTAIN

3. To approve an Amended and Restated Certificate of Incorporation of the Company.

     / / FOR        / / AGAINST         / / ABSTAIN

                           (Continued on other side)

                           (Continued from other side)

4. To approve the issuance of additional shares of Common Stock to Ing. C. Olivetti S.p.A.

     / / FOR        / / AGAINST         / / ABSTAIN

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                                        DATED: ___________________________, 1998


                                        ----------------------------------------
                                        SIGNATURE(S)


                                        PLEASE SIGN NAME(S) EXACTLY AS APPEARING
                                        HEREON. WHEN SIGNING AS ATTORNEY,
                                        EXECUTOR, ADMINISTRATOR OR OTHER
                                        FIDUCIARY, PLEASE GIVE YOUR FULL TITLE
                                        AS SUCH. JOINT OWNERS SHOULD EACH SIGN
                                        PERSONALLY. IF A CORPORATION, SIGN IN
                                        FULL CORPORATE NAME, BY AUTHORIZED
                                        OFFICER. IF A PARTNERSHIP, PLEASE SIGN
                                        IN PARTNERSHIP NAME, BY AUTHORIZED
                                        PERSON.